UNITED STATES
SECURITIES AND EXCHANGE COMMISS
I
O
N
Washington, DC 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (§)240.14a-12

GameStop Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2023 Proxy Statement

Notice of 2023 Annual Meeting of Stockholders

to Be Held on June 15, 2023

Letter from our Chief Executive Officer

May 2, 2023

Fellow Stockholder,

Thank you for your ongoing investment in GameStop. We are fortunate to have such a passionate and supportive community of stockholders invested in us. We never take you – or your passion and support – for granted.

The past two years have been transformative for GameStop, resulting in us becoming a stronger and more efficient business. With that said, I want to shed some light on where we’ve been, where we are, and where we’re looking to go.

Where We’ve Been

At the start of fiscal 2021, GameStop had burdensome debt, dwindling cash, outdated systems and technology, and no meaningful stockholders in the boardroom. The Company was in distress and had an uncertain future. Recognizing this, we spent fiscal 2021 refreshing our board, rebuilding our teams, recapitalizing the balance sheet and paying down debt. We also established accretive partnerships, fortified our infrastructure and explored growth opportunities – some of which materialized and some of which did not. This was an important period of foundation-building and investment.

In fiscal 2022, GameStop’s operating environment dramatically changed due to the onset of inflation, rising interest rates and macro headwinds. Rather than stand still, we pivoted to cutting costs, optimizing inventory and enhancing the customer experience. We also found efficient ways to improve shipping times, integrate online and in-store shopping experiences, and establish a culture of increased incentivization among store leaders and tenured associates.

Where We Are

GameStop produced net income of $48.2 million in the fourth quarter of fiscal 2022, compared to a loss of $147.5 million in the fourth quarter of fiscal 2021. In addition, the Company ended the year with a healthy inventory position, negligible debt and significant cash on hand. This was the upshot of us doubling down on efficiency. We now have a foundation for pursuing consistent profitability, pragmatic growth and long-term value creation.

Where We’re Going

Looking ahead, GameStop is aggressively focused on achieving profitability while still pursuing pragmatic long-term growth. We intend to execute on these goals and improve our efficiency by focusing on multiple opportunities, including:

•	Continuing to cut excess costs, including in Europe, where we have already initiated exits and partial wind-downs in certain countries, such as Ireland.

•	Leveraging our strengthened financial position to continue obtaining improved terms from suppliers and vendors.

•	Getting full console allocations to help us meet customer demand during this extended cycle.

•	Assessing partnerships with gaming and retail companies that can enable us to capture cost-effective top-line growth.

•	Leveraging our unique refurbishment capabilities to drive growth in pre-owned.

•	Building a stronger presence in higher-margin categories like collectibles and toys, where we have already seen pockets of growth.

Although there is a lot of hard work and necessary execution in front of us, GameStop is a much healthier business today than it was at the start of our transformation. We plan to build on our momentum while prioritizing value creation and stockholders’ interests.

Thank you again for your investment.

Sincerely,

Matt Furlong

Chief Executive Officer and Director

Notice of Annual Meeting of Stockholders

Dear Stockholder:

We invite you to attend our Annual Meeting of Stockholders on Thursday, June 15, 2023 at 10:00 a.m., Central Daylight Time (“CDT”), at www.cesonlineservices.com/gme23_vm, which will be held in virtual only format. You will not be able to attend the annual meeting in person. At the annual meeting, you will be asked to:

(1)	Elect six directors, each to serve as a member of the Board of Directors until the next annual meeting of stockholders and until such director’s successor is elected and qualified;

(2)	Provide an advisory, non-binding vote on the compensation of our named executive officers;

(3)	Provide an advisory, non-binding vote on the frequency of advisory votes on the compensation of our named executive officers;

(4)	Ratify our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 3, 2024; and

(5)	Transact such other business, if any, as may properly come before the annual meeting and at any postponement or adjournment of the annual meeting.

Only stockholders of record as of the close of business on April 21, 2023 (the “record date”) are entitled to vote at the annual meeting and any postponement or adjournment thereof. Please see pages 1 – 4 for additional information regarding attendance at the meeting and how to vote your shares. This Proxy Statement provides information that you should consider when you vote your shares.

Your vote is important. Even if you plan to attend the annual meeting virtually, we request that you vote your shares as soon as possible by following the voting instructions contained in this Proxy Statement. We have designed the format of the annual meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation.

By order of the Board of Directors.

Sincerely,

Mark H. Robinson
General Counsel and Secretary
May 2, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2023

This Notice of Annual Meeting, Proxy Statement, form of proxy and our 2022 Annual Report to Stockholders are available at http://investor.gamestop.com.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
This Proxy Statement, form of proxy and 2022 Annual Report are available at http://investor.gamestop.com. Except as otherwise stated, information on our website is not a part of this Proxy Statement.

We will send a full set of proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) on or about May 2, 2023, and provide access to our proxy materials over the Internet, beginning on May 2, 2023, for the holders of record and beneficial owners of our shares of common stock as of the close of business on the record date. The Notice of Internet Availability instructs you on how to access and review the Proxy Statement and our 2022 annual report to stockholders. The Notice of Internet Availability also instructs you on how you may authorize a proxy to vote your shares over the Internet and provides instructions on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery. If you received your annual meeting materials via email, the email contains voting instructions and links to our annual report and proxy statement on the Internet.

Certain statements in this Proxy Statement contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involves risks and uncertainties that could cause results to be materially different from expectations. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “targets,” “anticipates,” “assumptions,” “plans,” “expects” or “expectations,” “intends,” “estimates,” “forecasts,” “guidance” and similar expressions identify certain of these forward-looking statements. We also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this Proxy Statement or in any other public statements that address such future events or expectations are forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements are detailed in our 2022 annual report to stockholders. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be considered and voted upon at our 2023 annual meeting of stockholders (“annual meeting”) we have summarized information contained elsewhere in this Proxy Statement or in our Annual Report on Form 10-K for the fiscal year ended January 28, 2023 (“Annual Report”). Please note that our fiscal year is composed of the 52 or 53 weeks ending on the Saturday closest to the last day of January. Fiscal year 2022 consisted of the 52 weeks ended on January 28, 2023 (“fiscal 2022”). Fiscal year 2021 consisted of the 52 weeks ended on January 29, 2022 (“fiscal 2021”) and fiscal year 2020 consisted of the 52 weeks ended on January 30, 2021 (“fiscal 2020”). This summary does not contain all of the information you should consider about the proposals being submitted to stockholders at the annual meeting. We encourage you to read the entire Proxy Statement and Annual Report carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

Date and Time:

June 15, 2023

10:00 a.m., CDT

Website:

www.cesonlineservices.com/gme23_vm

Record Date:

April 21, 2023

AGENDA

How to Cast Your Vote:

Vote by Internet	By Mail:	By Phone:

Shares Held of Record:	Shares Held of Record:	Shares Held of Record:

www.cesonlineservices.com/gme23_vm	See Proxy Card	1-866-641-4276

Shares Held in Street Name:	Shares Held in Street Name:	Shares Held in Street Name:

See Notice of Internet Availability or Voting Instruction Form	See Voting Instruction Form	See Voting Instruction Form

Information About The Annual Meeting and Voting

1. What am I Voting on?

The Board of Directors (“Board”) of GameStop Corp. (“GameStop,” the “Company,” “we,” “us,” or “our”) is soliciting your vote for the following:

Business Items	Board Voting Recommendation	Page Reference

1. To elect the six nominees identified in this Proxy Statement to serve as directors	FOR ALL Nominees	5

2. To approve, on an advisory, non-binding basis, our executive compensation	FOR	18

3. To select the frequency of every one, two or three years for an advisory, non-binding vote on our executive compensation	FOR every one year	33

4. To ratify our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 3, 2024	FOR	34

2. Who Is Entitled to Vote?

Holders of record of shares of common stock as of the close of business on April 21, 2023 are entitled to notice of and to vote at the annual meeting. Shares of common stock can be voted only if the stockholder is present or is represented by proxy at the annual meeting. As of the record date, 304,717,030 shares of common stock were issued, outstanding and entitled to vote.

3. How Do I Vote?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares of common stock at the annual meeting:

•

Virtual Attendance. You may vote your shares electronically at the annual meeting by following the instructions on the virtual annual meeting website at www.cesonlineservices.com/gme23_vm. If you choose to vote by proxy, you may do so using the Internet, telephone or, if you received a printed copy of your proxy materials, mail. Even if you plan to attend the annual meeting virtually, we recommend that you submit your proxy card by mail or voting instructions via the Internet or by telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the annual meeting.

•

Voting by Internet. Before the annual meeting you may vote your shares through the Internet by following the directions on the proxy card. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded.

•

Voting by Telephone. You may vote your shares by telephone by following the directions on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded.

•

Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted: (1) FOR ALL of the director nominees identified in this Proxy Statement; (2) FOR the approval of the compensation of our Named Executive Officers (“NEOs”); (3) FOR an annual advisory vote on the compensation of our NEOs; and (4) FOR the ratification of our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 3, 2024.

Beneficial Owners. If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker or other custodian) you may vote the shares electronically at the annual meeting only if you obtain a legal proxy from the broker or other custodian giving you the right to vote the shares. At the time of the meeting, go to www.cesonlineservices.com/gme23_vm and follow the

2023 Proxy Statement | 1

instructions to upload and submit your legal proxy. Alternatively, you may have your shares voted at the annual meeting by following the voting instructions provided to you by your broker or custodian. Although most brokers offer voting via the Internet, by telephone, and mail, availability and specific procedures will depend on their voting arrangements.

4. How May You Revoke or Change Your Vote?

You may revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

•	Submitting a later-dated proxy via the Internet, over the telephone or by mail.

•

Sending a written notice, including by fax at 817.424.2002, to our Secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the annual meeting to:

GameStop Corp.

625 Westport Parkway

Grapevine, Texas 76051

Attention: Secretary

•	Attending the annual meeting virtually and voting. Your attendance at the annual meeting will not in and of itself revoke your proxy.

5. How can I attend the annual meeting?

The annual meeting will be held virtually on Thursday, June 15, 2023 at 10:00 a.m., CDT. You are entitled to attend the annual meeting if you were a stockholder as of the record date, or if you hold a valid proxy for the annual meeting, by accessing www.cesonlineservices.com/gme23_vm. Participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first-come, first-served basis once electronic entry begins. Electronic entry to the meeting will begin at 9:30 a.m. CDT and the meeting will begin promptly at 10:00 a.m., CDT.

In order to ensure that your shares are represented at the meeting, we strongly encourage you to vote your shares by proxy prior to the annual meeting and further encourage you to submit your proxies electronically—by telephone or by Internet—by following the easy instructions on the enclosed proxy card. Your vote is important and voting electronically should facilitate the timely receipt of your proxy.

6. What Constitutes a Quorum?

A quorum of common stockholders is required to hold a valid annual meeting of stockholders. Unless a quorum is present at the annual meeting, no action may be taken at the annual meeting except the adjournment thereof to a later time. The holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting must be present or by proxy to constitute a quorum. All valid proxies returned will be included in the determination of whether a quorum is present at the annual meeting. The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” will be treated as present for quorum purposes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those uninstructed shares, constituting “broker non-votes,” will be considered as present for determining a quorum, but will not be voted with respect to that matter.

7. What Is a Broker Non-Vote?

A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. For routine matters, the New York Stock Exchange (the “NYSE”) gives brokers the discretion to vote, even if they have not received voting instructions from the beneficial owners. Each broker has its own policies that control whether or not it casts votes for routine matters. In this Proxy Statement, the ratification of our independent registered public accounting firm is expected to be considered routine by the NYSE.

8. What Vote Is Required to Approve Each Proposal?

Voting Rights Generally. Each share of common stock is entitled to one vote on each matter to be voted on at the annual meeting. Stockholders have no cumulative voting rights. Although the advisory vote on Proposals 2 and 3 are non-binding, as provided by law, the Compensation Committee of the Board and the Board will review the results of the vote and, consistent with our record of stockholder engagement, will consider the results of the vote when making future compensation decisions and determinations regarding the frequency of advisory votes on our executive compensation.

2 | 2023 Proxy Statement

Election of Directors. Our Bylaws provide that, in an uncontested election, a nominee for director is elected only if such nominee receives the affirmative vote of a majority of the total votes cast for such nominee. The majority voting standard does not apply in contested elections, and directors are elected by a plurality of the votes cast in a contested election.

The majority voting standard will apply to the election of directors at the annual meeting. Accordingly, a nominee for election to the Board will be elected if the number of votes cast “for” such nominee exceeds the number of votes cast “against” that nominee. Abstentions and broker non-votes will not be treated as votes cast in the election of a director and will therefore have no effect on the result of such vote.

Advisory Vote on Executive Compensation. Approval on an advisory, non-binding basis of the compensation of our NEOs requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting on this proposal. Abstentions (if any) will have the same effect as a vote “against” this proposal. Broker non-votes (if any) will have no effect on this proposal because they are not entitled to vote on this proposal. As an advisory vote, the proposal to approve the compensation of our NEOs is not binding upon us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, and the Board, value the opinions expressed by our stockholders and will consider the results of the vote when making future compensation decisions.

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. The frequency of the advisory vote on our executive compensation receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by our stockholders. Abstentions and broker non-votes will therefore have no effect on the result of such vote.

Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of our Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for our fiscal year ending February 3, 2024 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting on this proposal. Abstentions (if any) will have the same effect as a vote “against” this proposal. The approval of this proposal is a routine matter on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal. Broker non-votes (if any) will have no effect on the outcome of this proposal because they are not entitled to vote on this proposal. If the stockholders should not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment.

9. Who Counts the Votes?

We have engaged Computershare, our transfer agent, to act as our independent tabulator to receive and tabulate votes. We have engaged Morrow Sodali, LLC (“Morrow Sodali”), our proxy solicitor, to act as our inspector of election. Morrow Sodali will certify the results and determine the existence of a quorum and the validity of proxies and ballots.

10.Who Pays the Cost of Solicitation of Proxies?

We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors, officers and employees may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our stock. We have engaged Morrow Sodali to act as our proxy solicitor in connection with the proposals to be acted upon at our annual meeting. For those services we will pay Morrow Sodali approximately $35,000 plus expenses.

11.What Does it Mean if I Receive More Than One Proxy Card?

Some of your shares may be registered differently or held in more than one account. You should vote each of your accounts via the Internet, by telephone or mail. If you mail your proxy cards, please sign, date and return each proxy card to assure that all of your shares are voted.

12.How Do I Submit a Stockholder Proposal for Next Year’s Annual Meeting?

Stockholder proposals may be submitted for inclusion in the Proxy Statement for our 2024 annual meeting of stockholders in accordance with Rule 14a-8 of the Securities and Exchange Commission (“SEC”). See “Other Matters—Proposals Pursuant to Rule 14a-8” later in this Proxy Statement. In addition, eligible stockholders are entitled to nominate and include in our Proxy Statement for our 2024 annual meeting Director nominees, subject to limitations and requirements in our Bylaws. See “Other Matters—Proxy Access Director Nominees” later in this Proxy Statement. Any stockholder who wishes to propose any business at the 2024 annual meeting other than for inclusion in our Proxy Statement pursuant to Rule 14a-8 or pursuant to the proxy access provisions in our Bylaws must provide timely notice and satisfy the other requirements for stockholders proposals in our Bylaws. See “Other Matters—

2023 Proxy Statement | 3

Other Proposals and Nominees” later in this Proxy Statement. Proposals should be sent via registered, certified, or express mail to: Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051.

13.What is Included in the Proxy Materials?

We have furnished our Annual Report with this Proxy Statement. The Annual Report includes our audited financial statements for fiscal 2022, along with other financial information about us. Our Annual Report is not part of the proxy solicitation materials.

You can obtain, free of charge, a copy of our Annual Report, which includes our audited financial statements, by:

•	accessing our website at http://investor.gamestop.com;

•	writing to our Secretary, at 625 Westport Parkway, Grapevine, Texas 76051; or

•	calling (817) 424-2000.

You can also obtain a copy of our Annual Report and other periodic filings that we make with the SEC from the SEC’s EDGAR database at www.sec.gov.

14.How Can I Access the Proxy Materials Electronically?

Your proxy card will contain instructions on how to:

•	view our proxy materials for the annual meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at http://investor.gamestop.com.

15.How Are the Proxy Materials Being Distributed?

On or about May 2, 2023, we will begin mailing the proxy materials to stockholders of record as of April 21, 2023, and we will post our proxy materials at http://investor.gamestop.com. In addition, the website provides information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

16.Can Stockholders and Other Interested Parties Communicate Directly with The Board?

Yes. We invite stockholders and other interested parties to communicate directly and confidentially with the full Board, the Chair of the Board or the non-management directors as a group by writing to the Board, the Chair or the Non-Management Directors, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, Attn: Secretary. The Secretary will forward such communications to the intended recipient or recipients and will retain copies for our corporate records.

17.Can I Participate and Ask Questions During the Virtual Annual Meeting?

Yes. Beginning 30 minutes prior to, and during the Annual Meeting, you will be able to access the Rules of Conduct applicable to the annual meeting, and if you are attending the meeting as a registered stockholder of record or registered beneficial owner, you can submit questions by accessing the meeting site at www.cesonlineservices.com/gme23_vm and following the directions. We will hold a Q&A session during the annual meeting, during which we intend to answer questions that are pertinent to the items being brought before the stockholder vote at the annual meeting, as time permits and in accordance with our Rules of Conduct for the annual meeting.

18. What if I have technical or other “IT” problems logging into or participating in the virtual 2023 Annual Meeting?

We encourage you to access the meeting site in advance of the annual meeting start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the virtual meeting site.

4 | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Board has nominated each of the six individuals identified below under “The Nominees” to stand for election at the annual meeting.

Each director elected at the annual meeting will hold office for a term expiring at the 2024 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. Each of the nominees identified in this Proxy Statement has consented to being named as a nominee in our proxy materials and has accepted the nomination and agreed to serve as a director if elected by the stockholders. We have no reason to believe that any of the nominees will be unable to serve as a director. However, should any nominee be unable to serve if elected, the Board may reduce the number of directors or recommend a substitute nominee. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated by the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE BOARD’S SIX NOMINEES. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR ALL SIX NOMINEES UNLESS A VOTE AGAINST A NOMINEE OR ABSTENTION IS SPECIFICALLY INDICATED.

The Nominees

The following table sets forth the names and ages of the individuals nominated by the Board for election at the annual meeting, the years they first became a director, the positions, if any, they hold with the Company, and the standing committees of the Board, if any, on which they serve as of April 21, 2023:

Name	Age	Director Since	Position with the Company	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Planning and Capital Allocation Committee

Matthew (Matt) Furlong	44	2021	Chief Executive Officer(1)

Alain (Alan) Attal	53	2021	Director	X	X(2)	X(2)	X

Lawrence (Larry) Cheng	47	2021	Director		X	X

Ryan Cohen(3)	37	2021	Director				X(2)

James (Jim) Grube	52	2021	Director	X(2)	X		X

Yang Xu	44	2021	Director	X		X

(1)	Sole employee-director

(2)	Committee Chair

(3)	Chair of the Board of Directors

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Director Qualifications and Experience

Our business is managed under the direction of the Board and we strive to maintain a board with a mix of skills and experiences that, taken together, provide us with the variety and depth of knowledge necessary for effective oversight, direction and vision. The following matrix presents qualifications and experiences the Board considered in recommending each director nominee for election:

Qualifications and Experience	Matt Furlong	Alan Attal	Larry Cheng	Ryan Cohen	Jim Grube	Yang Xu

Business experience in a senior leadership position provides the perspective and practical understanding of leading a business organization	●	●	●	●	●	●

Finance and capital allocation experience gained from experience as a chief executive officer, finance or accounting executive, or audit committee member is important because effective capital allocation, accurate financial reporting and effective internal controls are critical to our success

	●	●	●	●	●	●

Marketing or brand management experience is valuable because of the strategic importance of consumer positioning and brand management in the specialty retail business	●	●		●

Retail experience provides an understanding of strategic and operational issues facing specialty retail companies	●	●	●	●	●

Ecommerce experience helps guide our strategic emphasis on online and mobile channels and building a superior customer experience	●	●	●	●	●

Technology experience provides the insight and perspective needed to make the technology investment decisions required to meet our strategic imperatives	●	●	●	●	●

6 | 2023 Proxy Statement

Biographies of Director Nominees

The biographies describe each director nominee’s qualifications and relevant experience. The biographies include key qualifications, skills and attributes most relevant to the decision to nominate candidates to serve on the Board.

MATTHEW (MATT) FURLONG - Chief Executive Officer, GameStop Corp.

Director Since: 2021	Age: 44

Other Public Company Directorships:	• None

GameStop Committees:	• None

Prior to joining the Company, Mr. Furlong served as Country Leader, Australia for Amazon (NASDAQ: AMZN) since September 2019 and in various other roles at Amazon since October 2012, including as Director and Technical Advisor, Amazon North America. Prior to joining Amazon, Mr. Furlong served in various roles at The Procter & Gamble Company focused on brand, marketing and sales growth strategies.

Director Qualifications: Mr. Furlong brings to the Board more than two decades of experience in the technology, retail and consumer marketing verticals, having served in senior management positions overseeing merchandising, marketing, supply chain, store operations, ecommerce and business development.

ALAIN (ALAN) ATTAL - Former Chief Marketing Officer, Chewy Inc.

Director Since: 2021	Age: 53

Other Public Company Directorships:	• None

GameStop Committees:	• Audit Committee

• Compensation Committee, Chair

• Nominating and Corporate Governance Committee, Chair

• Strategic Planning and Capital Allocation Committee

Mr. Attal is an ecommerce executive and entrepreneur with more than two decades of experience building and managing businesses. From 2017 through 2018, Mr. Attal served as the Chief Marketing Officer of Chewy Inc. (NYSE: CHWY) and oversaw an annual acquisition budget of more than $300 million, which was allocated to broadcast, direct mail and digital advertising and engagement initiatives. From 2011 through early 2017, he served as Chewy’s Chief Operating Officer and oversaw its expansion from three people to more than 10,000 employees and $3 billion in revenues.

Director Qualifications: Mr. Attal brings to the Board more than two decades of experience building and managing businesses, having served in senior management positions overseeing marketing and operations.

LAWRENCE (LARRY) CHENG - Co-Founder and Managing Partner, Volition Capital

Director Since: 2021	Age: 47

Other Public Company Directorships:	• None

GameStop Committees:	• Compensation Committee

• Nominating and Corporate Governance Committee

Larry Cheng is Co-Founder and Managing Partner of Volition Capital, a leading growth equity investment firm based in Boston, Massachusetts and the first investor in Chewy Inc. (NYSE: CHWY) He has more than two decades of venture capital and growth equity investing experience based on time at Volition Capital, Fidelity Ventures, Battery Ventures, and Bessemer Venture Partners. He presently leads the Internet and Consumer team at Volition Capital, focusing on disruptive companies in ecommerce, internet services, consumer brands, and digital media and gaming. He received his bachelor’s degree from Harvard College where he concentrated in Psychology.

Director Qualifications: Mr. Cheng brings to the Board significant experience in capital allocation, finance, ecommerce, internet services, consumer brands, digital media and gaming.

2023 Proxy Statement | 7

RYAN COHEN - Founder and Former Chief Executive Officer, Chewy, Inc.

Director Since: 2021	Age: 37

Other Public Company Directorships:	• None

GameStop Committees:	• Strategic Planning and Capital Allocation Committee, Chair

Ryan Cohen joined GameStop’s Board of Directors in January 2021 and has served as our Chairman since June 9, 2021. He is the manager of RC Ventures, the largest stockholder of the Company. Mr. Cohen previously founded and served as the Chief Executive Officer of Chewy Inc. (NYSE: CHWY), where he oversaw the company’s growth and ascension to market leadership in the pet industry. Mr. Cohen led the company through its successful sale to PetSmart Inc. prior to stepping down in March 2018.

Director Qualifications: In addition to his ownership perspective, Mr. Cohen brings to the Board his demonstrated leadership experience as a successful entrepreneur and his valuable expertise in retail strategy, ecommerce and online marketing.

JAMES (JIM) GRUBE - Former Chief Financial Officer, Rad Power Bikes

Director Since: 2021	Age: 52

Other Public Company Directorships:	• None

GameStop Committees:	• Audit Committee, Chair

• Compensation Committee

• Strategic Planning and Capital Allocation Committee

Mr. Grube is a business and finance executive with more than two decades of corporate experience. He was most recently the Chief Financial Officer of Rad Power Bikes, a global e-bike mobility company. He previously served as the Chief Financial Officer of Vacasa (NASDAQ: VCSA) from 2019 through 2020, a North American vacation rental management company, and as Chief Financial Officer of Chewy, Inc (NYSE: CHWY) from 2015 through 2018. He was formerly Senior Vice President of Finance at Hilton (NYSE: HLT) from 2009 through 2015 and a Director of Finance at Amazon (NASDAQ: AMZN) from 2007 through 2009. He has a bachelor’s degree in Industrial Engineering from Purdue University and received his master’s degree from the Massachusetts Institute of Technology.

Director Qualifications: Mr. Grube brings to the Board more than two decades of corporate experience, having served in senior management positions overseeing finance, accounting, treasury, tax, and procurement.

YANG XU - SVP of Corporate Development and Global Treasurer, The Kraft Heinz Company

Director Since: 2021	Age: 44

Other Public Company Directorships:	• None

GameStop Committees:	• Audit Committee

• Nominating and Corporate Governance Committee

Yang Xu is Senior Vice President of Corporate Development and Global Treasurer at The Kraft Heinz Company, and serves as a member of its Executive Committee. She has more than two decades of broad experience across the capital markets, finance, strategic planning, transactions and business operations in the United States, Asia and Europe. Prior to The Kraft Heinz Company, she held roles with Whirlpool Corporation and General Electric Healthcare. She has a bachelor’s degree in Finance from Wuhan University, a master’s degree in management from the HEC School of Management and a master’s degree in Business Administration from the London Business School.

Director Qualifications: Ms. Xu brings to the Board more than two decades of broad experience, including in capital markets, finance, strategic planning, transactions and business operations.

Board Oversight of Strategy

The Board is deeply engaged and involved in overseeing our long-range strategy, including evaluating key market opportunities, consumer trends and competitive developments. The Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at Board meetings and, as relevant, at Board

8 | 2023 Proxy Statement

committee meetings. Matters of strategy also inform committee-level discussions of many issues, including business risk. Engagement of the Board on these issues and other matters of strategic importance continues in between Board meetings, including through updates to the Board on significant items and discussions between our Chief Executive Officer and the independent Chair of the Board on a periodic basis. Each director is expected to and does bring to bear his or her own talents, insights and experiences on these strategy discussions.

Meetings and Committees of the Board

The Board met six times during fiscal 2022. Each incumbent director who served on the Board at any time during fiscal 2022 attended 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees thereof on which they served (held during the period in fiscal 2022 that he or she served).

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Strategic Planning and Capital Allocation Committee.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibility and reviews:

•	The adequacy and integrity of our financial statements, financial reporting process and disclosure controls and procedures and internal controls over financial reporting;

•	The appointment, termination, compensation, retention and oversight of the independent registered public accountants;

•	The scope of the audit performed by the independent registered public accounting firm of our books and records;

•	The internal audit function and plan;

•	Our compliance with legal and regulatory requirements; and

•	With management and the independent auditor, any related party transactions and approves such transactions, if any.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding our accounting, internal accounting controls and auditing matters. The Board has adopted a written charter setting out the functions of the Audit Committee (the “Audit Committee Charter”), a copy of which is available on our website at http://investor.gamestop.com/corporate-governance and is available in print to any stockholder who requests it in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. As required by the Audit Committee Charter, the Audit Committee will continue to review and reassess the adequacy of the Audit Committee Charter annually and recommend any changes to the Board for approval.

The current members of the Audit Committee are Jim Grube (Chair), Alan Attal and Yang Xu, each of whom is an “independent” director under the listing standards of the NYSE. The Board has determined that Mr. Grube has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. In addition to meeting the independence standards of the NYSE, each member of the Audit Committee is financially literate and meets the independence standards established by the SEC. The Audit Committee met five times during fiscal 2022.

Compensation Committee

The Compensation Committee is primarily responsible for:

•	Establishing and reviewing the compensation of the Chief Executive Officer and all other executive officers;

•	Establishing and approving the terms of employment for new executive officers and the terms associated with any executive officer’s termination;

•	Making recommendations to the Board with respect to incentive-compensation and equity-based plans, which are subject to Board approval;

•

Administering and exercising all authority granted to it under any incentive compensation plans covering primarily executive officers or involving the compensatory issuance of Company securities, whether currently existing or hereafter adopted by the Board; and

•	Annually report on executive compensation for inclusion in our annual Proxy Statement.

The Compensation Committee has the authority to engage executive compensation advisers, if desired, to assist the Compensation Committee in conducting its duties.

2023 Proxy Statement | 9

The current members of the Compensation Committee are Alan Attal (Chair), Larry Cheng and Jim Grube, each of whom meets the independence standards of the NYSE and the SEC. The Board has adopted a written charter setting out the functions of the Compensation Committee, a copy of which is available on our website at http://investor.gamestop.com/corporate-governance and is available in print to any stockholder who requests it in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Compensation Committee met four times during fiscal 2022.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is primarily responsible for:

•	Reviewing and recommending to the Board candidates for service on the Board and its committees, including the nomination of existing directors;

•

Establishing, maintaining and periodically assessing a process for the receipt and consideration of written recommendations for Board candidates in accordance with applicable rules of the NYSE and any other applicable laws, rules and regulations;

•	Periodically reviewing and making recommendations to the Board regarding the size and composition of the Board and its committees;

•	Annually reviewing the independence of the directors;

•	Overseeing our orientation process for newly elected directors and regularly assessing the adequacy of and need for additional director continuing education programs;

•	Overseeing the annual performance evaluation of the Board and its committees and management; and

•	Periodically reviewing and recommending changes to our Corporate Governance Guidelines.

The current members of the Nominating and Corporate Governance Committee are Alan Attal (Chair), Larry Cheng and Yang Xu, each of whom meets the independence standards of the NYSE. The Board has adopted a written charter setting out the functions of the Nominating and Corporate Governance Committee, a copy of which can be found on our website at http://investor.gamestop.com/corporate-governance and is available in print to any stockholder who requests it in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Nominating and Corporate Governance Committee met three times during fiscal 2022.

Strategic Planning and Capital Allocation Committee

The Strategic Planning and Capital Allocation Committee was formed in January 2021 and is primarily responsible for evaluating and making recommendations to the Board with respect to:

•	Our operational objectives, expense structure and corporate strategy;

•	Our capital structure and capital allocation priorities, including with respect to investments, capital market activities, share repurchases, leverage and liquidity levels and dividends;

•	Our performance with respect to strategies, investments and initiatives versus original projections;

•	The parameters of, and assumptions underlying, our annual operating and capital plans and budgets;

•	The employment status of our executive officers and, to the extent appropriate, recommending any successors to such persons;

•	Strategic acquisitions, divestitures, partnerships and business combinations; and

•	In conjunction with the Compensation Committee, the performance of management and the metrics through which we align executive compensation with individual, departmental and corporate performance.

The current members of the Strategic Planning and Capital Allocation Committee are Ryan Cohen (Chair), Alan Attal and Jim Grube, each of whom meets the independence standards of the NYSE. The Board has adopted a written charter setting out the functions of the Strategic Planning and Capital Allocation Committee, a copy of which can be found on our website at http://investor.gamestop.com/corporate-governance and is available in print to any stockholder who requests it in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051.

Minimum Qualifications

The Nominating and Corporate Governance Committee ensures that the Board possesses the right mix of skills and experiences to provide effective guidance and oversight to management as it executes our short and long-term strategy. The Nominating and

10 | 2023 Proxy Statement

Corporate Governance Committee does not set specific minimum qualifications for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers, board experience, wisdom, integrity, ability to make independent and analytical inquiries, understanding of the business environment and willingness to devote adequate time to Board duties. The Board believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments and (iii) the relative standing of the Company and its business segments in relation to its competitors. The Board has established a director retirement age of 75, unless the Chair of the Board grants a waiver as permitted under the retirement policy. Currently, none of our directors is of retirement age.

Nominating Process

The Nominating and Corporate Governance Committee will consider recommendations for director candidates from a variety of sources (including incumbent directors, stockholders (in accordance with the procedures described below), our management and third-party search firms). When nominating an incumbent director for re-election at an annual meeting, the Nominating and Corporate Governance Committee considers the director’s performance on the Board and its committees and the director’s qualifications in light of the Nominating and Corporate Governance Committee’s assessment of the Board’s needs. The Nominating and Corporate Governance Committee has not adopted any criteria for evaluating a candidate for nomination to the Board that differ depending on whether the candidate is nominated by a stockholder, an incumbent director, our management, third-party search firm or other source.

Consideration of Stockholder-Nominated Directors

In addition to proposing a candidate for possible nomination by the Nominating and Corporate Governance Committee, any stockholder is entitled to directly nominate one or more candidates for election to the Board in accordance with our Bylaws. See “Other Matters—Other Proposals and Nominees” later in this Proxy Statement. Also, in March 2017, the Board amended the Bylaws to include a proxy access provision. The proxy access bylaw allows a stockholder, or a group of up to 25 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to two individuals or 25% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article III of the Bylaws. The complete text of our Bylaws, as amended, is available on our website at http://investor.gamestop.com/corporate-governance and is available in print to any stockholder who requests it in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. See “Other Matters—Proxy Access Director Nominees” elsewhere in this Proxy Statement.

Annual Board Evaluation Process

The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the Board are designed and implemented under the direction of the Nominating and Corporate Governance Committee and aim to assess Board and committee effectiveness as well as individual Director performance and contribution levels. The Nominating and Corporate Governance Committee and full Board consider the results of these evaluations in connection with their review of Director nominees to ensure the Board continues to operate effectively.

Our directors regularly complete governance questionnaires and self-assessments. These questionnaires and assessments, and feedback from discussions between members of the Nominating and Corporate Governance Committee and individual directors, facilitate a candid assessment of: (i) the Board’s performance in areas such as business strategy, risk oversight, talent development and succession planning and corporate governance; (ii) the Board’s structure, composition and culture; and (iii) the mix of skills, qualifications and experiences of our directors.

Corporate Governance

Director Independence; Independence Determination

The Board has adopted the definition of independence in the listing standards of the NYSE. In its assessment of director independence, the Board considers all commercial, charitable and other relationships and transactions that any director or member of his or her immediate family may have with us, with any of our affiliates or with any of our consultants or advisers.

The Board has affirmatively determined that each of Alan Attal, Larry Cheng, Ryan Cohen, Jim Grube and Yang Xu is independent under the NYSE standards as well as under standards set forth in SEC regulations, and that the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are composed exclusively of independent directors under the

2023 Proxy Statement | 11

foregoing standards. The Board has affirmatively determined that each of its former non-management directors serving on the Board and the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee during fiscal 2022 were independent under the NYSE standards as well as under standards set forth in SEC regulations. The Board did not determine Mr. Furlong to be independent because of his current executive position.

Our independent and non-management directors hold regularly scheduled executive sessions without management present.

Board Leadership Structure

The Board’s leadership structure is currently composed of an independent Chair of the Board, our Chief Executive Officer and four other independent directors. Effective immediately upon his election at the 2021 annual meeting, Ryan Cohen became the Chair of the Board. In this role, Mr. Cohen presides over regularly scheduled meetings with the other non-management directors to discuss and evaluate our business without members of management present and provides guidance and oversight to management. Mr. Furlong, our Chief Executive Officer also serves as a director. The Board believes that Mr. Furlong’s service as a director further enhances the Board’s oversight of our day-to-day operations and provides additional management expertise with respect to the complexities of our business units. All directors play an active role in overseeing our business both at the Board and committee level. This structure, together with our other corporate governance practices, provides strong independent oversight of management while ensuring clear strategic direction for us. The Board believes that at this time our stockholders are best served by this structure.

Majority Voting in the Election of Directors

Directors must be elected by a majority of the votes cast in elections for which the number of nominees for election does not exceed the number of directors to be elected. A plurality vote standard applies to contested elections where the number of nominees exceeds the number of directors to be elected. Our Bylaws provide that any incumbent director who does not receive a majority of the votes cast in an uncontested election is required to tender his or her resignation for consideration by our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The director who tenders his or her resignation will not participate in the Nominating and Corporate Governance Committee’s or the Board’s decision. In determining its recommendation to the Board, the Nominating and Corporate Governance Committee will consider all factors that it deems relevant. Following such determination, we will promptly publicly disclose the Board’s decision, including, if applicable, the reasons for rejecting the tendered resignation.

Human Capital Management Oversight

The Board, as a whole and through its standing committees, has made human capital management a priority. The Board believes that the diverse talents of our global team of associates is a key contributor to our success as a global brand. We are committed to the ongoing talent development of all our associates and offer rewarding learning opportunities through our training programs and high-potential talent development programs as well as educational assistance programs. For additional information on our human capital management, see our Annual Report on Form 10-K for fiscal 2022.

Codes of Ethics

We have adopted a Code of Ethics for Senior Financial and Executive Officers that is applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, any Executive Vice President, any Senior Vice President or Vice President employed in a finance or accounting role and any managing director or finance director of all our foreign subsidiaries. We have also adopted a Code of Standards, Ethics and Conduct applicable to all of our associates and non-employee directors. The Code of Ethics for Senior Financial and Executive Officers and the Code of Standards, Ethics and Conduct are available on our website at http://investor.gamestop.com/corporate-governance and are available in print to any stockholder who requests them in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. In accordance with SEC rules, we intend to disclose any amendment (other than any technical, administrative or other non-substantive amendment) to either of the above Codes, or any waiver of any provision thereof with respect to certain specified officers listed above, on our website at http://investor.gamestop.com/corporate-governance within four business days following such amendment or waiver.

Clawback Policy

We have adopted a clawback policy which requires the Board, when permitted by law, to require reimbursement of annual incentive payments or long-term incentive payments from a current or former executive officer where the payment was predicated upon achieving certain financial results or other operating metrics, and either (1) the Board determines in its good faith judgment that such financial results or other operating metrics were achieved in whole or part as a result of fraud or other misconduct on the part of such executive, or fraud or other misconduct of other employees of which such executive had knowledge, whether or not such conduct results in any restatement of our financial statements filed with the SEC, or (2) such financial results or other operating metrics were

12 | 2023 Proxy Statement

the subject of a restatement of our financial statements filed with the SEC, and a lower payment would have been made to the executive officer based upon the restated financial results. We will, to the fullest extent possible under applicable law, seek to recover from the individual executive officer, in the case of (1), the full amount of the individual executive officer’s incentive payments for the relevant period (including, at a minimum, for the three-year period prior to such financial results), and in the case of (2), the amount by which the individual executive officer’s incentive payments for the relevant period (including, at a minimum, for the three-year period prior to the restatement of financial results) exceeded the lower payment that would have been made based on the restated financial results.

Equity Ownership Policy

The Board believes that it is important for each executive officer and non-employee director to have a financial stake in us to help align the executive officer’s and non-employee director’s interests with those of our stockholders. To that end, we have an equity ownership policy requiring that each executive officer and non-employee director maintain ownership of common stock with a value of at least the following:

Executive Officer or Non-employee Director	Fiscal 2022 Stock Ownership Guidelines

Chief Executive Officer	5 times base salary

Chief Operating Officer or Executive Vice President	3 times base salary

Non-employee Director	$275,000

New executive officers or non-employee directors are given a period of five (5) years to attain full compliance with these requirements. These requirements will be reduced by 50% for executive officers after the executive officer reaches the age of 62 in order to facilitate appropriate financial planning.

For purposes of these determinations, (i) stock ownership includes shares of common stock which are directly owned or owned by family members residing with the executive officer or non-employee director, or by family trusts, as well as vested options and vested restricted stock, and unvested restricted stock or equivalents, unless they are subject to achievement of performance targets, and common stock or stock equivalents credited to such executive officer or non-employee director under any deferred compensation plan, and (ii) common stock shall be valued per share using the 200-day trailing average NYSE per share closing price. As of January 28, 2023, each of our executive officers and non-employee directors was in compliance with our equity ownership policy (either because they owned adequate shares or are within the applicable grace period to obtain adequate shares).

Anti-Hedging Policy

Given that the aim of ownership of common stock is to ensure that employees and directors have a direct personal financial stake in our performance, hedging transactions on the part of employees and directors could be contrary to that purpose. Therefore, we have adopted an anti-hedging policy which states that the implementation by an employee or director of hedging strategies or transactions using short sales, puts, calls or other types of financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds) based upon the value of our common stock and applied to equity securities granted to such employee or director, or held, directly or indirectly, by such employee or director, is strictly prohibited.

Corporate Governance Guidelines; Certifications

The Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are available on our website at http://investor.gamestop.com/corporate-governance and are available in print to any stockholder who requests them in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051.

On an annual basis, our Chief Executive Officer submits to the NYSE the annual certification required by Section 303A.12(a) of the NYSE Listed Company Manual. In addition, we have filed with the SEC as exhibits to our Annual Report on Form 10-K for fiscal 2022 the certifications of our Chief Executive Officer and Chief Financial Officer required pursuant to Section 302 of the Sarbanes-Oxley Act relating to the quality of our public disclosure.

Communications Between Stockholders and Interested Parties and the Board

Stockholders and other interested persons seeking to communicate with the Board should submit any communications in writing to our Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. Our Secretary will forward such communication to the full Board or to any individual director or directors (including the presiding director of the executive sessions of the non-management directors or the non-management directors as a group) to whom the communication is directed.

2023 Proxy Statement | 13

Attendance at Annual Meetings

All members of the Board are expected to attend the annual meeting and be available to address questions or concerns raised by stockholders. At our 2022 annual meeting of stockholders, all of our then incumbent directors who stood for re-election at the 2022 annual meeting attended the meeting virtually.

Succession Planning

The Board is responsible for succession planning and succession planning issues are discussed as a matter of course at regular Board meetings. In addition, the Nominating and Corporate Governance Committee and the Strategic Planning and Capital Allocation Committee periodically review the talent development and succession plans for our senior executive officer positions, including the Chief Executive Officer.

Risk Oversight

Responsibility for risk oversight resides with the full Board. Committees have been established to help the Board carry out this responsibility by focusing on key areas of risk inherent in the business. The Audit Committee oversees risk associated with financial and accounting matters, including compliance with legal and regulatory requirements, related-party transactions and our financial reporting and internal control systems. The Audit Committee also oversees our internal audit function and regularly meets separately with representatives of our internal audit team, the Chief Financial Officer, external auditors and other financial and executive management. The Compensation Committee oversees risks associated with compensation policies and the retention and development of executive talent, including the development of policies that do not encourage excessive risk-taking by our executives. These policies include various factors to help mitigate risk, including vesting periods, equity ownership policies, and clawback provisions. The Compensation Committee and management also regularly review our compensation policies to determine effectiveness and to assess the risk they present to us. Based on this review, we have concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on us. In addition, at least annually, the Board conducts a formal business review including a risk assessment related to our existing business and new initiatives. Because overseeing risk is an ongoing process and inherent in strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific topics or actions, including cybersecurity.

Stock Split

On July 6, 2022, our Board of Directors declared a four-for-one stock split of our common stock in the form of a stock dividend (the “Stock Split”). This dividend was distributed on July 21, 2022 to stockholders of record at the close of business on July 18, 2022 and a similar adjustment was made for holders of restricted stock units. All references made to restricted shares and restricted stock units in the tables set forth below and applicable disclosures have been retroactively adjusted to reflect the effects of the Stock Split.

Director Compensation

Each non-employee director (other than Mr. Cohen) elected at the annual meeting receives a restricted stock unit (“RSU”) award with respect to a number of shares determined by dividing $200,000 by the average closing price of our common stock for the 30 trading days immediately preceding the annual meeting. Such RSUs will vest upon the earlier of the next regularly scheduled annual meeting following the award date or the grantee’s death. One share of common stock will be distributed in respect of each vested RSU within 60 days following the relevant vesting date or event. Under this structure, no cash compensation will be paid to our non-employee directors.

Mr. Cohen has declined to receive any compensation for his service as a non-employee director.

The following table provides information regarding compensation of our non-employee directors for fiscal 2022.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total

Current Non-Employee Directors:

Alain (Alan) Attal(2)	$—	$200,060	$200,060

Ryan Cohen(2)	—	—	—

James (Jim) Grube(2)	—	200,060	200,060

Lawrence (Larry) Cheng(2)	—	200,060	200,060

Yang Xu(2)	—	200,060	200,060

14 | 2023 Proxy Statement

(1)

Reflects the grant date fair values in accordance with FASB ASC Topic 718. The grant date fair value of these awards may differ from the award values described in the narrative above, because grant date fair value is determined with reference to the closing price of our common stock on the grant date, whereas these awards were sized with reference to an average closing price of our common stock for a multi-day period preceding the applicable grant date. The Board decided to use this trailing average approach to determine award sizes to reduce the impact of short-term stock price volatility. These RSUs vest on the date of the next regularly scheduled annual meeting of stockholders, subject to continued service to the Company.

(2)

As of January 28, 2023, each of the non-employee directors set forth in the above table held the following number of unvested restricted stock units: Alan Attal—7,000; Ryan Cohen—0; James (Jim) Grube—7,000; Lawrence (Larry) Cheng—7,000; Yang Xu—7,000.

We have reimbursed and will continue to reimburse our directors for reasonable expenses incurred in connection with their attendance at Board and committee meetings. Because the Board believes that it is important for each director to have a financial stake in us to help align the director’s interests with those of our stockholders, we require our directors maintain a certain level of ownership of common stock. For a description of the equity ownership policy, see “Corporate Governance-Equity Ownership Policy” above.

Directors who are also executive officers (presently, Mr. Furlong) do not receive additional compensation for their services as directors, and none of the directors receive additional compensation for their services as committee chairpersons or as our Chair of the Board. Please see the portions of this Proxy Statement regarding executive compensation for a description of Mr. Furlong’s compensation.

Executive Officers

The following table sets forth the names and ages of our current and former executive officers and the positions they hold or held, as applicable:

Name	Age	Title

Current Executive Officers:

Matthew (Matt) Furlong	44	Chief Executive Officer

Diana Saadeh-Jajeh(1)	53	Chief Financial Officer

Nir Patel(2)	41	Chief Operating Officer

Former Executive Officers:

Michael Recupero(1)	49	Former Chief Financial Officer

(1)	Effective as of July 7, 2022, Mr. Recupero departed from service as our Chief Financial Officer, at which time Ms. Saadeh-Jajeh was named Chief Financial Officer.

(2)	Effective as of May 31, 2022, Mr. Patel was appointed as Chief Operating Officer.

Assuming his re-election to the Board at the annual meeting, Ryan Cohen will continue in his role as the Chair of the Board. As an independent chair, Mr. Cohen has the responsibility for presiding over regularly scheduled meetings with the other non-management directors to discuss and evaluate our business without members of management present and provides guidance and oversight to management. Our Chief Executive Officer has responsibility for the development and execution of our strategic plans and for leadership and oversight of all of our day-to-day operations and performance.

Business Experience of Executive Officers

Matthew (Matt) Furlong serves as our President and Chief Executive Officer (in addition to his role as a director), a role he has held since June 2021. Prior to joining the Company, Mr. Furlong served as Country Leader, Australia for Amazon (NASDAQ: AMZN) since September 2019 and in various other roles at Amazon since October 2012, including as Director, Technical Advisor, Amazon North America. Prior to joining Amazon, Mr. Furlong served in various roles at The Procter & Gamble Company focused on brand, marketing and sales strategies.

Diana Saadeh-Jajeh serves as our Chief Financial Officer, a role she has held since July 2022. Prior to being appointed Chief Financial Officer, Ms. Saadeh-Jajeh was the Company’s Chief Accounting Officer from her start date in June 2020. In addition, to her Chief Accounting Officer responsibilities, Ms Saadeh-Jajeh also served as an interim CFO from March 2021 to July 2021. Prior to joining the Company, Ms. Saadeh-Jajeh served as Vice President, Global Finance Operations & Transformation of JUUL Labs, Inc. and held senior financial leadership roles for Equinix, Inc., e.l.f. Beauty, Inc. and Visa Inc. Ms. Saadeh-Jajeh is a Certified Public Accountant.

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Nir Patel serves as our Chief Operating Officer, a role he has had since May 2022. Mr. Patel has approximately two decades of experience in operations, merchandising, supply chain, and retail and store operations. Most recently, he was Chief Executive Officer at Belk, a privately owned national retailer with more than 300 stores across 16 states. He previously held senior roles at Kohl’s and Lands’ End after beginning his career at Target and Gap.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth the number of shares of our common stock (including common stock that may be purchased pursuant to the exercise of options, warrants or otherwise within 60 days of April 21, 2023) beneficially owned on April 21, 2023 by each director, each of the NEOs, each holder of 5% or more of our common stock and all of our directors and executive officers as a group. Except as otherwise noted, the individual director or executive officer (including former executive officers who are NEOs) or his or her immediate family members had sole voting and investment power with respect to the identified securities. Except as otherwise noted, the address of each person listed below is c/o GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The total number of shares of our common stock outstanding as of April 21, 2023 was 304,717,030.

Name	Shares Beneficially Owned

	Number (1)		%

5% Stockholders:

RC Ventures LLC	36,404,000	(2)	11.9%

P.O. Box 25250, PMB 30427

Miami, FL 33102

BlackRock, Inc.	21,977,404	(3)	7.2%

55 East 52nd Street

New York, NY 10055

The Vanguard Group	24,664,433	(4)	8.1%

100 Vanguard Blvd.

Malvern, PA 19355

Directors and Executive Officers:

Ryan Cohen	36,404,000	(2)	11.9%

Alain (Alan) Attal	528,692	(5)	*

Matthew (Matt) Furlong	284,376	(6)	*

Michael Recupero	222,384	(7)	*

Diana Saadeh-Jajeh	103,922	(8)	*

Nir Vinay Patel	1,126,768	(9)	*

Lawrence (Larry) Cheng	44,088	(10)	*

James (Jim) Grube	15,092	(11)	*

Yang Xu	11,088	(12)	*

All Directors and Officers as a Group (8 persons)	38,518,026	(13)	*

*	Less than 1.0%.

(1)

Shares of common stock that an individual or group has a right to acquire within 60 days after April 21, 2023 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of such individual or group, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of any other person or group shown in the table.

16 | 2023 Proxy Statement

(2)

Based on information included in Amendment No. 6 to Schedule 13D filed with the SEC on March 22, 2022, by RC Ventures LLC (“RC Ventures”) and Ryan Cohen (“Mr. Cohen”). The 36,404,000 shares are owned directly by RC Ventures. Mr. Cohen, as the Manager of RC Ventures, may be deemed to beneficially own and to have sole power to vote and dispose of the Shares owned directly by RC Ventures.

(3)

Based on information included in its Amendment No. 17 to Schedule 13G filed with the SEC on February 3, 2023, BlackRock, Inc. has the sole power to vote or to direct the vote with respect to 21,237,107 of these shares and sole power to dispose or direct the disposition with respect to 21,977,404 of these shares.

(4)

Based on information included in its Amendment No. 13 to Schedule 13G filed with the SEC on February 9, 2023, The Vanguard Group has the sole power to dispose or direct the disposition with respect to 24,315,967 of these shares and the shared power to vote or direct to vote with respect to 91,753 of these shares and the shared power to dispose or direct the disposition with respect to 348,466 of these shares.

(5)	Includes 7,000 unvested restricted stock units. Mr. Attal was appointed to the Board on January 11, 2021.

(6)	Includes 276,180 unvested restricted stock units. Mr. Furlong was appointed as Chief Executive Officer on June 21, 2021.

(7)

As of July 7, 2022, the date of his cessation of employment, Mr. Recupero beneficially owned 222,384 restricted stock units. Mr. Recupero subsequently forfeited 211,264 time-vested restricted stock units because the applicable vesting criteria were not satisfied. We do not have information as to Mr. Recupero’s current share ownership.

(8)	Includes 92,020 unvested restricted stock units and 3,932 unvested restricted shares. Ms. Saadeh-Jajeh was appointed Chief Financial Officer on July 7, 2022.

(9)	Includes 1,126,768 unvested restricted stock units. Mr. Patel was appointed Chief Operating Officer on May 31, 2022.

(10)	Includes 7,000 unvested restricted stock units. Includes 37,088 shares owned by Cheng Capital LLC, an entity wholly owned by Mr. Cheng.

(11)	Includes 7,000 unvested restricted stock units.

(12)	Includes 7,000 unvested restricted stock units.

(13)	Of these shares 1,526,900 are unvested restricted shares or restricted stock units. Excludes Mr. Recupero, as he is not a current executive officer or director of the Company.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Alan Attal (Chair), Larry Cheng and Jim Grube, none of whom has ever been an employee of the Company. No member of the Compensation Committee had a relationship requiring disclosure in this Proxy Statement under Items 404 or 407 of SEC Regulation S-K.

2023 Proxy Statement | 17

PROPOSAL 2:	ADVISORY VOTE ON EXECUTIVE COMPENSATION

We believe that it is appropriate to solicit the views of our stockholders regarding the compensation of our NEOs. Accordingly, and in accordance with SEC rules implemented under Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from our stockholders on the compensation of our NEOs as described in this Proxy Statement.

As discussed more fully in the “Compensation Discussion and Analysis” in this Proxy Statement, the Compensation Committee believes the NEOs should be compensated commensurate with their success in maintaining a high level of performance necessary for the Company to produce ongoing and sustained value for our stockholders.

In response to the advisory vote on the frequency of the advisory vote on executive compensation at our 2017 annual meeting, we conduct this advisory vote on executive compensation on an annual basis. This is an advisory vote and is not binding upon the Company, the Compensation Committee or the Board. Therefore, stockholders are not ultimately voting for the approval or disapproval of the Board’s recommendation on this proposal. The result of the vote will not impact any compensation that has already been paid or awarded to the executive officers.

In 2021, we redesigned our compensation program to ensure that the program is aligned with long-term stockholder value creation. Our stockholders voted overwhelmingly in favor of the redesigned program last year with over 95% support. Our 2022 compensation program is therefore a continuation of the program and principals developed in 2021. We strongly encourage stockholders to read the “Compensation Discussion and Analysis,” the compensation tables and the accompanying narrative disclosures in this Proxy Statement which discuss in greater detail the compensation of our executive officers, the Company’s compensation philosophy and the factors that the Compensation Committee considered in making compensation decisions.

Accordingly, the Board recommends that stockholders vote FOR the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2023 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE RESOLUTION ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

18 | 2023 Proxy Statement

Compensation Discussion and Analysis

Compensation Philosophy

We believe it is mutually beneficial for the Company and our employees to instill an ownership mentality and have a significant majority of compensation in the form of equity. Accordingly, our compensation program is designed to drive ownership of our work, our capital and our relationship to the customer as we focus on profitability and pragmatic growth. Our executive officer compensation program is administered by the Compensation Committee. The program is based upon the following guiding principles:

•	Total compensation opportunities provided to our NEOs should be competitive and allow us to attract and retain individuals whose skills are critical to our long-term success.

•	The compensation opportunities we offer should encourage long-term strategic thinking, motivate and reward executives for achieving go-forward business strategies and maximize stockholder value.

•

Compensation awards should be based on the fundamental principle of aligning the long-term interests of our employees with those of our stockholders. Therefore, a substantial portion of management’s compensation will be in the form of long-term equity compensation.

In addition, the Compensation Committee believes our compensation model is reflective of our guiding principles, as described above. The vast majority of our executive compensation program is tied to our stock price, directly aligning the interests of our executives with those of our stockholders. To the extent the Company succeeds in achieving our business strategy, our executives will be rewarded through stock price appreciation; however, failure to achieve our strategy and deliver sustainable stockholder value creation will lead to an erosion of realized pay to our executives. This fundamental commitment to pay for performance underscores our compensation decision making.

The key elements of our compensation program for NEOs are: base salary, new hire bonuses and equity incentives, as described below.

•

Base Salary. The base salaries of our NEOs are purposely designed to provide a modest level of cash compensation that is significantly less than those paid to senior leadership at similarly positioned companies, and significantly less than base salaries historically paid to our former executive officers.

•	New Hire Bonuses. NEOs receive a cash bonus typically paid during their first two years of employment to maintain targeted compensation near-term while their equity vesting schedule ramps over time.

•

Equity Incentives. The primary component of a NEO’s total compensation is equity compensation issued in the form of time-vested restricted stock units. Accordingly, NEOs receive sizeable stock-based awards at the time of hire and are also eligible for stock-based awards on a periodic basis. Because our compensation program is designed to reward long-term performance and operate over a period of years, NEOs typically receive stock-based awards over a number of years. Consistent with this philosophy, Mr. Furlong did not receive a restricted stock unit award in fiscal 2022. Annual total compensation as reported in the Summary Compensation Table (“SCT”) below includes the entire fair value as of the grant date of a stock award granted in that year, without regard to the fact that the grant vests over a number of years. As a result, our NEO’s total compensation as reported will be higher in years in which they receive a grant compared to years in which they do not receive a grant. While the equity incentives do not vest based on performance targets, due to the structure of our compensation plan, executive interests are directly linked with long-term shareholder performance.

•

Reduced Perquisites. In 2021, we discontinued many of the perquisites available to NEOs in previous years, including disability insurance commensurate with executive salaries, third-party financial planning services, reimbursement of certain otherwise uninsured medical expenses and annual physical examinations. We believe that our executives should be compensated primarily through equity incentives and base salary and have no intention to establish new perquisites.

•

Reduced Severance Benefits. All of our NEOs are employed on an at-will-basis. In years past, former executive officers had employment agreements with robust severance packages. Under these employment agreements, if the officer was terminated without cause or the executive terminated their employment with good reason, such executive was entitled to acceleration of all unvested equity. We no longer offer employment agreements and instead provide limited severance benefits in each NEO’s offer letter. If any of our current NEOs are terminated without cause, only the unvested equity that is scheduled to vest within six months of the termination will be accelerated.

2023 Proxy Statement | 19

The Compensation Committee oversees risks associated with our compensation policies and the retention and development of executive talent, including the development of policies that do not encourage excessive risk-taking by our executives. These policies include various factors to help mitigate risk, including vesting periods, equity ownership policies and clawback provisions. The Compensation Committee and management also regularly review our compensation policies to determine effectiveness and to assess the risk they present to the Company. Based on this review, we have concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Changes in Senior Management

Effective May 31, 2022, Nir Patel was appointed Chief Operating Officer of the Company. Michael Recupero departed from service as our Chief Financial Officer effective as of July 7, 2022, at which time Diana Saadeh-Jajeh was named Chief Financial Officer.

Named Executive Officers

This Compensation Discussion and Analysis covers the fiscal 2022 compensation for the following NEOs, as determined under SEC rules (titles below reflect executives’ roles as of the end of fiscal 2022):

Name	Title

Current Executive Officers:

Matthew (Matt) Furlong	Chief Executive Officer

Diana Saadeh-Jajeh	Chief Financial Officer

Nir Patel	Chief Operating Officer

Former Executive Officers:

Michael Recupero	Former Chief Financial Officer

Fiscal 2022 Company Performance

Since the beginning of 2021, we have embarked on a transformation journey to refresh our board, modernize our infrastructure, strengthen our balance sheet, grow digital capabilities and diversify our assortment of products and services. Our transformation entered a new phase in the second half of 2022 and as a result, GameStop is focused on three overarching goals: establishing omnichannel retail excellence, achieving profitability and leveraging brand equity to support growth. We are actively focused on the following:

•	Improving margins through operational discipline and increased emphasis on higher margin collectibles and pre-owned product categories;

•	Ensuring the Company’s cost structure is sustainable relative to revenue, including taking steps to optimize our workforce to operate efficiently and nimbly;

•

Prudently increasing the size of our addressable market by growing our product catalog across PC gaming, collectibles, consumer electronics, toys, augmented reality, virtual reality and other categories that represent natural extensions of our business;

•	Sustaining a favorable customer experience through seamless in-store and ecommerce platforms and speedy delivery to our customers.

Our strategic plan is designed to optimize our core business and achieve profitability in the near term, while pursuing strategic initiatives to generate long-term sustainable growth in the gaming and entertainment industries. By executing on these initiatives we believe we are well-positioned to enable long-term value creation for our stockholders. We achieved the following during fiscal 2022:

•

Generated net sales of $5.927 billion for fiscal 2022, compared to $6.011 billion for fiscal 2021, primarily attributable to the translation impact of a stronger U.S. dollar, a decline in sales from new software releases as a result of fewer significant title launches in fiscal 2022, partially offset by an increase in sales of toys and collectibles.

•

Increased gross profit by 1.8% in fiscal 2022 compared to fiscal 2021, and increased gross profit as a percentage of net sales to 23.1% in fiscal 2022 compared to 22.4% in fiscal 2021, which was primarily driven by a decrease in freight expense as a result of lower ecommerce volume and added cost optimizations, partially offset by the translation impact of a stronger U.S. dollar.

20 | 2023 Proxy Statement

•

Decreased selling, general and administrative expenses by $28.6 million, or 1.7%, in fiscal 2022 compared to fiscal 2021, attributable to the translation impact of a stronger U.S. dollar, and improvements made to our operating efficiency in the second half of 2022. In the fourth quarter our total SG&A expenses were down 15.9% compared to fiscal 2021.

•

Achieved net income profitability of $48.2 million in the fourth quarter of fiscal 2022, which was driven by an increase of $121.6 million gross profit and reduction of SG&A of $85.5 million compared to fiscal 2021.

•	Completed the majority of implementations and upgrades related to the Company’s infrastructure systems, shipping capabilities and online mobile platform.

•	Initiated cost cutting initiatives and headcount reductions over the course of the year to increase operational efficiency.

•	Established an equity incentive program for store leaders and tenured associates to increase their compensation and strengthen alignment of interests with fellow shareholders.

Response to Advisory Vote on Executive Compensation

A substantial portion of our stockholders (95.5% of votes cast) approved the fiscal 2021 compensation for our NEOs at the 2022 annual meeting of stockholders. We interpreted these results as a validation of our executive compensation program. We believe our current approach ensures that the long-term interests of our employees are aligned with those of our stockholders. The Compensation Committee will continue to consider alternatives based on feedback from its stockholders and revise the executive compensation program as it deems appropriate.

Compensation Determination Process

The Compensation Committee is responsible for developing the compensation levels for our NEOs. In 2021, we redesigned our compensation program and appointed all new NEOs. In determining the compensation levels for new NEOs, the Compensation Committee considered a variety of factors, including the NEOs’ level of responsibility and expected contributions to our future success, as well as the compensation of similarly situated executives at other companies, including retail and ecommerce companies.

The Compensation Committee may also periodically modify the compensation levels or grant additional equity to existing NEOs and other employees based on the factors set out above as well as past contributions to our performance.

Key Elements of Compensation

Our policies with respect to each of the key elements of NEO compensation are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package we provide to our executive officers, including insurance and other benefits. See below for details on our 2022 compensation program.

Base Salaries

As described above we instituted a new compensation program in 2021 that reduced base salaries for our NEOs (with the primary component of compensation in equity grants).

Name	Annual Fiscal 2022 Base Salary

Current Executive Officers:
Matthew (Matt) Furlong	$200,000
Diana Saadeh-Jajeh(1)	200,000
Nir Patel(2)	200,000

Former Executive Officers:
Michael Recupero(1)	$200,000

(1)	Effective as of July 7, 2022, Mr. Recupero departed from service as our Chief Financial Officer, at which time Ms. Saadeh-Jajeh was named Chief Financial Officer.

(2)	Effective as of May 31, 2022, Mr. Patel was appointed as Chief Operating Officer.

2023 Proxy Statement | 21

New Hire Bonuses

NEOs receive a one-time cash bonus that pays out over time and is intended to maintain targeted total compensation near-term while their equity vesting schedule ramps over time. These bonuses are paid in bi-weekly installments beginning on the hire date or adoption date of the new compensation structure and typically decrease over time. While most new hire bonuses span the first two years from hire or adoption of the compensation program, they can bridge into subsequent years to address various pay factors as outlined in the Compensation Determination Process section. In connection with her adoption of the new compensation program, Ms. Saadeh-Jajeh received a bonus that mirrors the new hire bonus design.

New Hire Bonuses offered to the NEOs are below:

	Bonus(1)
Name	Hire Date	2021-2022	2022-2023	2023-2024	2024-2025
Current Executive Officers:
Matthew (Matt) Furlong	6/21/2021	$2,750,000	$1,950,000	$—	$—
Diana Saadeh-Jajeh	6/29/2020	1,146,250	818,750	—	—
Nir Patel	5/31/2022	—	1,700,000	1,700,000	—
Former Executive Officers:
Michael Recupero	7/12/2021	$2,250,000	$1,150,000	$100,000	$100,000

(1)	New hire bonuses are paid in bi-weekly installments beginning on the hire date or adoption date of the new compensation structure and are adjusted to subsequent amounts listed on an annual basis.

Equity

In fiscal 2021, we granted time-vested restricted stock units to both Mr. Furlong and Ms. Jajeh in connection with Mr. Furlong’s hiring and Ms. Saadeh-Jajeh’s acceptance of the new compensation program. Mr. Furlong did not receive a restricted stock unit award in fiscal 2022. In fiscal 2022, we issued restricted stock unit awards to Mr. Patel in connection with his hiring and Ms. Saadeh-Jajeh in connection with her promotion to Chief Financial Officer. In addition, as an inducement to accept his offer of employment with the Company and to buy out certain equity entitlements and other compensation Mr. Patel was forfeiting from his former employer, the Compensation Committee granted Mr. Patel an additional restricted stock unit award initially valued at $21,000,000. The service requirements otherwise applicable to these awards may be waived in certain scenarios; see “Offer Letters and Severance/Change in Control Benefits” elsewhere in this Proxy Statement.

	FY21 Grant - Intended Value(1)	FY22 Grant - Intended Value(1)	Target Value at Vesting
Name			2021-2022	2022-2023	2023-2024	2024-2025	2025-2026	2026-2027
Current Executive Officers:
Matthew (Matt) Furlong(2)	$16,500,000	$—	$825,000	$2,475,000	$6,600,000	$6,600,000	$—	$—
Diana Saadeh-Jajeh(2)	3,275,000	—	163,750	491,250	1,310,000	1,310,000	—	—
Diana Saadeh-Jajeh(3)	300,000	—	100,000	100,000	100,000	—	—	—
Diana Saadeh-Jajeh(4)	—	1,000,000	—	1,000,000	—	—	—	—
Nir Patel(5)	—	14,000,000	—	1,400,000	2,800,000	3,266,666	3,266,666	3,266,668
Nir Patel(6)	—	21,000,000	—	7,000,000	7,000,000	7,000,000	—	—
Former Executive Officers:
Michael Recupero(2)	$—	$10,800,000	$540,000	$1,620,000	$4,320,000	$4,320,000	$—	$—

(1)

The intended grant date value shown in the table above differs from the grant date fair value calculated for financial accounting purposes (and therefore the amount shown in the SCT, below) because for the majority of units or shares granted to our NEOs during fiscal 2021 and 2022 were determined by dividing the intended grant date value (or the applicable portion thereof) by the average closing price of our common stock for the 30 trading days preceding the grant date, whereas the grant date fair value for accounting purposes is determined based on the closing price of our common stock on the grant date. The Compensation Committee decided to use the trailing 30-day average to determine equity award amounts in fiscal 2021 and 2022 to account for fluctuations in our stock price.

(2)	Each of these awards vests in six tranches over four years—5% after the first 12 months, 15% after 24 months, and 20% every subsequent six months until fully vested four years from the grant date.

22 | 2023 Proxy Statement

(3)

This award was granted to Ms. Saadeh-Jajeh in March 2021 prior to her becoming an NEO in recognition of her service and contributions as Chief Accounting Officer. The award vests in equal installments over a three-year period.

(4)	This award was granted to Ms. Saadeh-Jajeh on July 11, 2022 in connection with her promotion to Chief Financial Officer and vests in full on the first anniversary of the grant date.

(5)	This award vests in five tranches over five years—10% after the first 12 months, 20% after 24 months, and 23.333% every subsequent 12 months until fully vested five years from the grant date.

(6)

Represents a discretionary equity award granted by the Compensation Committee to Mr. Patel as an inducement to accept his offer of employment with the Company and to buy out certain equity entitlements and other compensation Mr. Patel was forfeiting from his former employer. This award vests in three equal tranches over three years—1/3rd on each anniversary of the grant date until fully vested three years from the grant.

Target Total Compensation Summary

In summary of the compensation elements detailed above, target total compensation for NEOs under our compensation program for the next four years is described in the table below. We analyze target compensation for each NEO on an annual basis from hire date. The below table is indicative of total target compensation from the anniversary of the NEO’s hire date occurring in the first year noted to the following anniversary in the second year noted.

Name		Total Target Compensation
	Hire Date	2022 - 2023	2023 - 2024	2024 - 2025	2025 - 2026
Current Executive Officers:
Matthew (Matt) Furlong	6/21/2021	$4,625,000	$6,800,000	$6,800,000	$200,000
Diana Saadeh-Jajeh	6/29/2020	2,610,000	1,610,000	1,510,000	200,000
Nir Patel	5/31/2022	10,300,000	11,700,000	10,466,662	3,466,662
Former Executive Officers:
Michael Recupero	7/12/2021	$2,970,000	$4,620,000	$4,620,000	$200,000

As described above, the Compensation Committee adopted this new compensation program considering the following:

•

Motivate and Reward Executives to Achieve Go-Forward Business Strategy: By awarding one-time, new hire RSU grants, our executive team has the potential for significant rewards through this program, but only to the extent the team executes on our long-range business and strategic objectives that result in share price appreciation. Any decrease in stock price will erode the realizable value that could be earned by our executives upon vesting (with the majority of shares vesting after three and four years).

•

Attract and Retain Executives Who Believe in the Company: The structure of this Long Term Incentive (“LTI”) program ensures that we attract and retain executives who are willing to tie the vast majority of their compensation to stockholder value creation, given their belief in our long-term business strategy.

•	Compete for Talent: As we execute on our strategy, the Compensation Committee also considered market practice for relevant retail and ecommerce companies.

Offer Letters and Severance/Change in Control Benefits

We have issued offer letters or continuing employment letters to the NEOs detailing the terms of each NEO’s employment (the “Offer Letters”). The employment of all of our NEOs is “at will” and may be terminated by the Company or the executive at any time, and each executive is restricted from competing with us for a period of time after termination of employment regardless of the reason for the termination.

Under the terms of the Offer Letters, each executive is entitled to all benefits afforded to management personnel or as determined by the Board, including, but not limited to, insurance programs, vacation, sick leave and 401(k) benefits. The Offer Letters of Messrs. Furlong and Patel provide that upon such executive’s termination of employment without cause, such executive, subject to an effective release, would receive (A) six months of base pay, (B) an amount equal to six months of COBRA premiums for the executive and their dependents, (C) any new hire bonus installments which have not already been paid and (D) the portion of the executive’s equity awards that would otherwise vest during the six months immediately following their termination. The Offer Letter of Ms. Saadeh-Jajeh provides that upon such executive’s termination of employment without cause, such executive, subject to an effective release, would receive (A) six months of base pay, (B) an amount equal to six months of COBRA premiums for her and her

2023 Proxy Statement | 23

dependents, (C) any transformation bonus installments that had not yet been paid, (D) the portion of any equity award that was scheduled to be paid during the six-month period following termination and (E) any long-term incentive cash that was otherwise scheduled to vest during the six-month period following termination.

The triggering events which would result in the payment of the severance amounts described above were selected because they provide employees with a guaranteed level of financial protection upon loss of employment and are considered competitive with severance provisions being offered currently in the market. The estimated payments upon a hypothetical termination for each of the NEOs as of the end of fiscal 2022 are detailed in “Offer Letters and Potential Payments upon Termination or Change in Control” below. In addition, the actual payments made to Mr. Recupero are shown below under the heading “Actual and Expected Executive Separations.”

Other Considerations

Stock Ownership

We have adopted a stock ownership policy which requires our NEOs and non-employee directors to be stockholders. The Compensation Committee believes that ownership of stock of the Company that is material to the income of the individuals involved provides an appropriate incentive to such officers and non-employee directors and aligns their interests with the interests of our stockholders. For a description of the stock ownership policy, see “Corporate Governance—Equity Ownership Policy” above.

Clawback of Awards

We have adopted a formal clawback policy to recover past compensation awards from executive officers in the event of fraud or a restatement. For a description of the clawback policy, see “Corporate Governance—Clawback Policy” above.

Anti-Hedging

We have adopted a formal anti-hedging policy prohibiting our employees and non-employee directors from entering into any form of hedging strategies or transactions using short sales, puts, calls or other types of financial instruments to protect against a loss in value of our common stock. For a description of the anti-hedging policy, see “Corporate Governance—Anti-Hedging Policy” above.

Retirement Benefits

Each of our executive officers is entitled to participate in our defined contribution 401(k) plan on the same basis as all other eligible employees. We match the contributions of participants, subject to certain criteria. Under the terms of the 2022 401(k) plan, as prescribed by the IRS, the contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($20,500 pre-tax and $6,500 catch-up for 2022). Our executive officers are subject to these limitations and therefore we do not consider our retirement benefits to be a material portion of the compensation program for our executive officers.

Life Insurance

All of our active NEOs participate in our standard salaried employee group term life insurance program, but have their death benefits under that program increased to three times the employee’s base salary, up to a maximum death benefit of $1,500,000.

Dividends

Ms. Saadeh-Jajeh was previously issued shares of restricted stock under the terms of our previous LTI compensation program. Under the terms of the LTI award agreements pursuant to which those shares of restricted stock were issued, any dividends on unvested shares are accrued and will only be paid upon vesting of the underlying shares. If above-target performance results in a NEO earning an above-target number of shares from performance-vested awards, the NEO will also receive a dividend equivalent credit equal to the dividends that would have been paid on the additional earned shares had those shares been issued on the original grant date of the performance-vested award. Those dividend equivalent credits will be paid only if and when the underlying shares vest (generally, upon satisfaction of time-vested service criteria following the end of the applicable performance period or in the event of accelerated vesting due to death, disability or retirement eligibility). Currently, we do not pay dividends on our common stock.

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Benefits and Perquisites

We maintain traditional health and welfare benefit plans, which are generally offered to all employees (subject to basic plan eligibility requirements) and are consistent with the types of benefits offered by other similar corporations. We believe in a consistent benefit experience for all employees across the organization, regardless of level. As a result we have eliminated and no longer offer certain executive-level perquisites sometimes offered by similar corporations, including disability insurance commensurate with executive salaries, third-party financial planning services, reimbursement of certain otherwise uninsured medical expenses and annual physical examinations.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with members of our management. Based on such review and discussions and relying thereon, we have recommended to the Board that the Compensation Discussion and Analysis set forth above be included in our 2022 Annual Report on Form 10-K and in this Proxy Statement.

Compensation Committee

Alain (Alan) Attal, Chair

Lawrence (Larry) Cheng

James (Jim) Grube

Summary Compensation Table

The following table sets forth the compensation earned by our NEOs during the fiscal years indicated. The titles shown in the following table reflect the executives’ roles as of the last day of fiscal 2022.

Name	Year(1)	Salary(2)	Bonus(3)	Stock Awards(4)	Non-Equity Incentive Plan Compensation	All Other Compensation(5)	Total

Current Executive Officers:

Matthew (Matt) Furlong	2022	$200,000	$2,280,384	$—	$—	$2,325	$2,482,709

Chief Executive Officer	2021	115,385	1,594,620	14,852,476	—	250,453	16,812,934
Diana Saadeh-Jajeh	2022	195,192	995,096	1,005,648	175,000	9,740	2,380,677
Chief Financial Officer	2021	357,115	556,538	3,337,585	208,378	18,406	4,478,023

Nir Patel	2022	130,769	1,111,539	34,772,060	—	247	36,014,615

Chief Operating Officer

Former Executive Officers:

Michael Recupero	2022	$95,385	$1,125,000	$—	$—	$1,462,010	$2,682,395
	2021	103,846	1,131,387	9,835,488	—	526	11,071,248

(1)

Messrs. Recupero and Furlong were appointed to their respective roles with the Company during fiscal 2021 and were not previously employed by us, as such the SCT does not include disclosure for years preceding fiscal 2021 for Messrs. Recupero and Furlong. Mr. Patel was appointed to his respective role with the Company during fiscal 2022 and was not previously employed by us, as such the SCT does not include disclosure for years preceding fiscal 2022 for Mr. Patel. Ms. Saadeh-Jajeh became a NEO during fiscal 2021, therefore, her compensation is not disclosed for years prior to fiscal 2021.

(2)

Ms. Saadeh-Jajeh’s salary was decreased to $190,000 annualized upon her acceptance of the new compensation program on August 1, 2021. Prior to this adjustment, Ms. Saadeh-Jajeh’s annualized salary was $375,000 until March 26, 2021 when she received an additional annualized temporary pay increase of $225,000 for her appointment to interim Chief Financial Officer, which was eliminated on July 12, 2021. Mr. Saadeh-Jajeh’s salary was modified again on July 11, 2022, in connection with her appointment as Chief Financial Officer, at which time her annual salary was increased from $190,000 to $200,000.

(3)

Bonus amounts for Messrs. Furlong, Recupero and Patel are composed of new hire bonuses as detailed in their offer letters. The bonus amount for Ms. Saadeh-Jajeh includes $27,500 in spot bonuses issued in connection with her tenure as Interim Chief Financial Officer in 2021, with the remaining bonus attributed to her adoption to the new compensation program beginning in August 2021.

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(4)	Reflects the grant date fair value for the designated fiscal years for the restricted stock awards in accordance with ASC 718 based on the common stock price on the date of grant.

(5)	The amounts reported in the “All Other Compensation” column represent the sum of the items shown in the table below:

Name	401(k) Matching Contributions	Executive Life Insurance	Executive Long- term Disability Insurance	Relocation Benefits	Severance Payments(1)	Total ($)

Current Executive Officers:

Matthew (Matt) Furlong	$1,539	$497	$290	$—	$—	$2,325

Diana Saadeh-Jajeh	7,808	1,649	282	—	—	9,740

Nir Patel	—	111	136	—	—	247

Former Executive Officers:

Michael Recupero	$—	$520	$142	$—	$1,461,348	$1,462,010

(1)	Severance payments made in connection with offer letters detailed in the “Offer Letters and Severance/Change in Control Benefits” section.

Grants of Plan-Based Awards in Fiscal 2022

The following table shows all grants of plan-based awards, which consisted of grants of time-vested restricted stock units or shares of our common stock made in fiscal 2022.

Name	Grant Date	Equity Incentive Plan Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock Awards(2)

Current Executive Officers:

Matthew (Matt) Furlong (3)	—	—	$—

Diana Saadeh-Jajeh (4)	7/11/2022	30,924	1,005,648

Nir Patel (5)	7/1/2022	450,708	13,908,849

Nir Patel (6)	7/1/2022	676,060	20,863,212

Former Executive Officers:

Michael Recupero (3)	—	—	$—

(1)

Equity Incentive Plan Awards consist of time-vested units or shares of restricted common stock. For additional information on these grants, refer to the discussion under “Equity” in the Compensation Discussion and Analysis above.

(2)	The grant date fair value of each equity award was computed in accordance with ASC 718 based on the closing price of common stock on the grant date.

(3)	No awards were granted to Mr. Furlong or Mr. Recupero in fiscal 2022.

(4)	This award was granted to Ms. Saadeh-Jajeh on July 11, 2022 in connection with her promotion to Chief Financial Officer and vests in full on the first anniversary of the grant date.

(5)	This award vests in five tranches over five years—10% after the first 12 months, 20% after 24 months, and 23.333% every subsequent 12 months until fully vested five years from the grant date.

(6)

Represents a discretionary equity award granted by the Compensation Committee to Mr. Patel as an inducement to accept his offer of employment with the Company and to buyout certain equity entitlements and other compensation Mr. Patel was forfeiting from his former employer. This award vests in three equal tranches over three years—1/3rd on each anniversary of the grant date until fully vested three years from the grant date.

Outstanding Equity Awards at Fiscal 2022 Year-End

The following table provides information for the NEOs regarding outstanding equity awards held as of January 28, 2023. In accordance with SEC rules, the year-end values in the table for the market value of shares that have not vested have been calculated based on the $22.82 per share closing price of common stock on January 27, 2023 (the last trading date of the fiscal year).

26 | 2023 Proxy Statement

In fiscal 2022, Mr. Recupero ceased to be employed by us. This employment cessation resulted in the vesting of certain awards of Mr. Recupero at values that are different than shown in the table below. Please see below under “Actual Executive Separations” for additional information regarding the treatment of these awards.

		Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Current Executive Officers:

Matthew (Matt) Furlong (2)	7/1/2021	276,180	$6,302,428	—	$—

Diana Saadeh-Jajeh (3)	3/1/2021	7,864	179,456	—	—

Diana Saadeh-Jajeh (2)	10/1/2021	64,068	1,462,032	—	—

Diana Saadeh-Jajeh (4)	7/11/2022	30,924	705,686	—	—

Nir Patel (5)	7/1/2022	450,708	10,285,157	—	—

Nir Patel (6)	7/1/2022	676,060	15,427,689	—	—

Former Executive Officers:

Michael Recupero	—	—	$—	—	$—

(1)	Represents unvested restricted share units outstanding as of January 28, 2023.

(2)

Mr. Furlong’s July 1, 2022 award and Ms. Saadeh-Jajeh’s October 1, 2021 award vest in 6 tranches over four years—5% after the first 12 months, 15% after 24 months, and 20% every subsequent six months until fully vested four years from the grant date.

(3)	Ms. Saadeh-Jajeh’s March 1, 2021 award vests in equal installments over a three-year period.

(4)	Ms. Saadeh-Jajeh July 11, 2022 award was granted in connection with her promotion to Chief Financial Officer and vests in full on the first anniversary of the grant date

(5)

This July 1, 2022 award to Mr. Patel vests in five tranches over five years—10% after the first 12 months, 20% after 24 months, and 23.333% every subsequent 12 months until fully vested five years from the grant date.

(6)

This July 1, 2022 award to Mr. Patel represents a discretionary equity award granted by the Compensation Committee as an inducement to accept his offer of employment with the Company and to buy out certain equity entitlements and other compensation Mr. Patel was forfeiting from his former employer. This award vests in three equal tranches over three years—1/3rd on each anniversary of the grant date until fully vested three years from the grant.

2023 Proxy Statement | 27

Stock Vested and Option Exercises

The following table provides information for the executive officers named in the SCT regarding shares acquired upon vesting of stock awards during fiscal 2022 by those executive officers. There are no outstanding options in 2022.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)

Current Executive Officers:

Matthew (Matt) Furlong	8,196	$448,385

Diana Saadeh-Jajeh	4,993	201,635

Nir Patel	—	—

Former Executive Officers:

Michael Recupero (1)	6,744	$445,022

(1)

These shares were acquired as the result of acceleration pursuant to the Offer Letter of Mr. Recupero detailed in the “Potential Payments upon Termination or Change in Control” section. The value realized on vesting was our closing stock price on the vesting date multiplied by the number of shares vested. All amounts are shown prior to the surrender of shares, to cover withholding taxes in connection with the vestings.

Offer Letters and Potential Payments upon Termination or Change in Control

We have issued offer letters or continuing employment letters to our NEOs detailing the terms of each NEO’s employment. See “Offer Letters and Severance/Change in Control Benefits” above for a description of the terms of these offer letters. Hypothetical estimates of the amounts that would be owed to the NEOs upon termination of their employment or upon a change in control are presented in the table directly below. In accordance with rules of the SEC, the hypothetical estimates have been computed on the assumption that the termination or change of control occurred on January 28, 2023, the last day of our most recently completed fiscal year.

The employment of Mr. Recupero terminated prior to January 28, 2023. We have described below under the heading “Actual and Expected Executive Separations” the actual amounts received by Mr. Recupero upon cessation of his employment. The below table shows all termination payments that were actually paid out in fiscal 2022, and the hypothetical payouts for current NEOs.

28 | 2023 Proxy Statement

Name	Benefit	Termination Without Cause	Termination Without Cause Upon Change In Control	Termination Upon Death	Termination Upon Disability

Current Executive Officers:
Matthew (Matt) Furlong	Salary Severance Element(1)	$100,000	$100,000	$—	$—
	Bonus Severance Element(2)	574,996	574,996	—	—
	Medical Benefits(3)	9,898	9,898	—	—
	Accelerated Restricted Stock (4)(5)	995,043	995,043	—	—
	Life Insurance Benefit (6)	—	—	600,000	—

	Total	$1,679,938	$1,679,938	$600,000	$—

Diana Saadeh-Jajeh	Salary Severance Element(1)	$100,000	$100,000	$—	$—
	Bonus Severance Element(2)	428,365	428,365	—	—
	Medical Benefits(3)	11,004	11,004	—	—
	Accelerated Restricted Stock(4)(5)	781,037	781,037	—	—
	Accelerated Long-Term Incentive Cash(7)	175,000	175,000	—	—
	Life Insurance Benefit(6)	—	—	600,000	—

	Total	$1,495,406	$1,495,406	$600,000	$—

Nir Patel	Salary Severance Element(1)	$100,000	$100,000	$—	$—
	Bonus Severance Element(2)	2,288,461	2,288,461	—	—
	Medical Benefits(3)	11,004	11,004	—	—
	Accelerated Restricted Stock(4)(5)	6,170,984	6,170,984	—	—
	Life Insurance Benefit(6)	—	—	600,000	—

	Total	$8,570,449	$8,570,449	$600,000	$—

(1)	Pursuant to the terms of the Offer Letters, each officer will receive an amount equal to six months of their base salary if terminated without cause.

(2)	Pursuant to the terms of the Offer Letters, this Bonus Severance Element reflects the amount of unpaid new hire bonus that is potentially subject to acceleration upon termination.

(3)

Pursuant to the terms of the Offer Letters, in the event of a termination without cause, each NEO is eligible for COBRA continuation coverage for them and their eligible dependents for six months. The amounts in the table above reflect the estimated value of medical coverage to each NEO assuming they use the maximum 18-month COBRA period.

(4)	The value of potential accelerated restricted stock was calculated based on the closing stock price of $22.82 on January 27, 2023, the last trading day of fiscal 2022.

(5)

Pursuant to the terms of the Offer Letters, any portion of the Initial Equity Award (if any) that was otherwise scheduled to vest in the ordinary course during the six month period immediately following their termination date will become vested.

(6)	The life insurance death benefit for our NEOs is three times the employee’s base salary.

(7)

Pursuant to the terms of Ms. Saadeh-Jajeh’s Offer Letter, any portion of the Long-Term Incentive Cash award (if any) that was otherwise scheduled to vest in the ordinary course during the six month period immediately following their termination date will become vested.

2023 Proxy Statement | 29

Actual Executive Separations

Mr. Recupero ceased employment with the Company on July 7, 2022, and was entitled to the severance payments and benefits provided for in his offer letter upon a termination “without cause.” The actual amounts received by Mr. Recupero are summarized below. Stock values indicated below were calculated based on the closing price of our common stock at the time of vesting. Mr. Recupero executed a general release of claims against the Company and its affiliates as a condition of receiving these payments and benefits.

Name	Benefit	Actual Payments and Benefits Upon Separation

Michael Recupero	Salary Severance Element	$100,000
	Bonus Severance Element (1)	1,350,000
	Medical Benefits	11,348
	Accelerated Vesting of Restricted Stock (2)	445,002
	Payout of Accrued but Unused Vacation	—

	Total	$1,906,350

(1)	Reflects remaining portion of Mr. Recupero’s new hire bonus that was accelerated in accordance with the terms of his Offer Letter.

(2)

The amount shown in the table represents the value of 11,120 shares of time-vested restricted stock that vested on an accelerated basis in connection with Mr. Recupero’s departure, based on the closing price of our common stock on August 5, 2022.

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are disclosing the ratio of the total annual compensation of our Chief Executive Officer to that of our median employee. We identified the median employee among all our employees as of January 28, 2023 (the “determination date”).

We are a global retail company with approximately 11,000 full-time salaried and hourly employees and between 14,000 and 27,000 part-time hourly employees worldwide, depending on the time of year. As of the determination date, Mr. Furlong’s total annualized compensation was $2,550,541. For fiscal 2022, our median employee is a part-time hourly employee in one of our U.S. stores who worked an average of 19 hours per week. The annual compensation of the median employee was $13,751 for fiscal 2022. Based on this information, the ratio of the fiscal 2022 annual total compensation of our Chief Executive Officer to that of our median employee was approximately 186 to 1.

In order to identify the median employee in terms of compensation across our global population of 28,969 employees, we utilized total annual earnings from the 2022 calendar year which include, but are not limited to, salary/hourly wages, overtime, bonus and commissions. We used W-2 earnings for the U.S. employee population and the W-2 equivalent earnings for the international employee population. We annualized the compensation for permanent associates who joined the Company after January 1, 2023. Full-time equivalency adjustments were not performed for part-time associates.

We believe our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC rules do not specify a single methodology in identifying the median employee and in calculating that person’s annual compensation. Accordingly, the pay ratio reported by other companies may not be comparable to the Company’s pay ratio disclosed above.

30 | 2023 Proxy Statement

Pay Versus Performance

The following table provides information for fiscal 2022, 2021, and 2020 with respect to the compensation, as calculated under SEC ru
les, of our pri
n
cipal executive officers (“PEO”), which includes both our current and former CEOs, the average compensation of our other NEOs, and certain performance measures specified under SEC rules.

Fiscal Year	PEO (1)				Average Summary Compensation Table Total for Non- PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based on:		Net Loss (5) ($MM)
	Furlong	Sherman	Furlong	Sherman			Company TSR (4)	Peer Group TSR (4)
	Summary Compensation Tabl e Total	Summary Compensation Tabl e Total	Compensation Actually Paid (3)	Compensation Actually Paid (3)

2022	$2,482,709	$—	$2,117,619	$—	$13,692,562	$8,874,616	$2,377	$135	$313

2021	16,812,934	652,306	9,076,361	(132,010,993)	6,299,738	(9,396,932)	2,550	135	381

2020	—	7,174,243	—	427,832,874	2,732,872	66,526,448	8,464	141	215

Note: Consistent with SEC guidance, no Company Selected Measure is shown in the table above because the Company did not use any financial performance measures to link fiscal 2022 executive compensation to company performance (see our “
Compensation
Discussion & Analysis” of this Proxy Statement for additional detail). While not a financial performance measure, given our heavy use of equity-based compensation, our stock price/Total Shareholder Return (“TSR”) is the most important performance measure impacting Compensation Actually Paid (“CAP”) values in the table above.

(1)
For fiscal 2022, our PEO was our current CEO, Matthew (Matt) Furlong. For fiscal 2021, our PEOs included both Matthew (Matt) Furlong and our former CEO, George E. Sherman. For fiscal 2020, our PEO was George E. Sherman.

(2)
For fiscal 2022, our
non-PEO
NEOs were Diana Saadeh-Jajeh, Nir Patel, and Michael Recupero. For fiscal 2021, our non-PEO
NEOs were Michael Recupero, Diana Saadeh-Jajeh, James A. Bell, Frank M. Hamlin, Chris R. Homeister, and Jenna Owens. For fiscal 2020, our non-PEO
NEOs were James A. Bell, Frank M. Hamlin, Chris R. Homeister, and Daniel J. Kaufman.

(3)
In calculating the CAP amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations were computed in accordance with FASB ASC Topic 718. Time-vested restricted stock/unit grant date fair values are calculated using the closing stock price as of date of grant. Adjustments have been made using the stock price as of fiscal year-end
and as of each date of vest. Performance-vested restricted stock fair values are valued at zero at each respective measurement date, given all outstanding performance-vested restricted stock were accrued at and estimated to be earned below threshold (i.e., all shares forfeited) as of each respective measurement date. The assumptions used to calculate the fair value for purposes of determining the CAP are consistent with the methodology used for calculating the grant date fair value for financial reporting purposes.

(4)
The Company TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation
S-K,
assuming an initial investment date of January 31, 2020. The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the Dow Jones Specialty Retailers Index.

(5)	Represents the amount of net income (loss), as reflected in the Company’s audited financial statements for the fiscal year indicated.

2023 Proxy Statement | 31

In the calculation of CAP presented in the table above, the following amounts were deducted and added:
Reconciliation of SCT total to CAP

	FY2022		FY2021			FY2020
Description of Elements Added / Subtracted to SCT Total to Calculate CAP	Current PEO Furlong	Average Other NEOs	Current PEO Furlong	Former PEO Sherman	Average Other NEOs	Former PEO Sherman	Average Other NEOs

Summary Compensation Table Total	$2,482,709	$13,692,562	$16,812,934	$652,306	$6,299,738	$7,174,243	$2,732,872

(Minus) Fair value of equity compensation granted in current fiscal year	—	(11,925,903)	(14,852,476)	—	(3,988,474)	(6,120,184)	(957,950)

Plus Fair value of equity outstanding as of prior fiscal year	—	8,806,177	7,115,903	—	1,230,468	300,765,075	47,076,656

Plus (Minus) Fair value of equity compensation that vested in current year	92,678	65,267	—	(132,663,299)	(12,938,664)	279,920	42,864

(Minus) Plus Fair value of equity outstanding as of current fiscal year end	(457,768)	(1,763,487)	—	—	—	125,733,820	17,632,006

Compensation Actually Paid Total	$2,117,619	$8,874,616	$9,076,361	$(132,010,993)	$(9,396,932)	$427,832,874	$66,526,448
Overall, our CAP tracked very closely with our stock price, which has primarily driven the fluctuations in our CAP values as shown above. CAP to George E. Sherman and our non-PEO
NEOs in fiscal 2020 was significantly higher than the
SCT
Total due to the high volatility in our stock price at the end of fiscal 2020. In fiscal 2021 and 2022, CAP to both of our NEOs and our non-PEO
NEOs was lower than the SCT total, and lower than the respective CAP values in fiscal 2020, due to our less volatile stock price performance over these fiscal years since the end of fiscal 2020.
The increase in our stock price that contributed significantly to the CAP in fiscal 2020 also drove our TSR as of the end of fiscal 2020, 2021, and 2022. Our TSR has significantly outperformed our Peer Group TSR during this timeframe, as shown in the table above. Specifically, our TSR performed significantly better than our Peer Group TSR through the end of fiscal 2020. From fiscal 2020 through fiscal 2021 and 2022, our TSR was negative while the Peer Group TSR remained relatively stable, although over the full three-year timeframe, our TSR still significantly outperformed our Peer Group in total.
The close relationship between TSR and CAP was evident across the fiscal years in the table above. Our CAP at the end of fiscal 2020 significantly increased as a direct result of our strong TSR through the end of fiscal 2020. Through fiscal 2021, our TSR decreased (although still greater than the initial fixed $100 investment), and the CAP to our NEOs declined significantly (except for Mr. Furlong, who joined the Company in fiscal 2021). Through fiscal 2022, our TSR decreased slightly, which led to our CAP values declining relative to fiscal 2022 SCT totals (although CAP remained positive given the year-over-year TSR decline through fiscal 2022 was not significant).
Our net income (loss) was not as strongly correlated with CAP given a significant portion of our executive compensation program is granted in equity, thereby directly tied to our stock price performance. However, in fiscal 2020, our net income performance was the strongest and the CAP values to our NEOs were the highest. The decrease in net income from fiscal 2020 to 2021 was also aligned with a decrease in CAP over this period. Additionally, the increase in net income from fiscal 2021 to 2022 was aligned with the increase in CAP over this period.

32 | 2023 Proxy Statement

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As described in Proposal No. 2 above, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our NEOs. This Proposal No. 3 affords stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials. Under this Proposal No. 3, stockholders may vote to have the say-on-pay vote every year, every two years, or every three years.

Our stockholders voted on a similar proposal in 2017 with the majority voting to hold the say-on-pay vote every year. We continue to believe that say-on-pay votes should be conducted every year so that our stockholders may annually express their views on our executive compensation.

As an advisory vote, this proposal is not binding on the Company or the Board. However, the Board values the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a say-on-pay vote.

Stockholders may cast their advisory vote to conduct advisory votes on our executive compensation every “1 Year,” “2 Years,” or “3 Years,” or “Abstain.”

THE BOARD RECOMMENDS A VOTE FOR EVERY 1 YEAR AS THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR EVERY 1 YEAR AS THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES UNLESS A VOTE FOR EVERY 2 YEARS, FOR EVERY 3 YEARS OR ABSTENTION IS SPECIFICALLY INDICATED.

2023 Proxy Statement | 33

PROPOSAL 4:	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte, which was engaged as our independent registered public accounting firm for fiscal 2022, to audit the financial statements for fiscal 2023. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance we are submitting our selection of Deloitte for ratification by the stockholders at the annual meeting. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment. A representative of Deloitte is expected to be present at the annual meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions. Deloitte has served as our independent registered public accounting firm since 2013.

Annual Evaluation and Selection of Independent Registered Public Accounting Firm

The Audit Committee has sole authority to appoint and replace our independent registered public accounting firm, which reports directly to the Audit Committee, and is directly responsible for its compensation and oversight of its work. Each year the Audit Committee reviews the firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines. This includes a review of the firm’s internal quality control procedures, results of its most recent quality control reviews and steps taken to enhance the quality of its audits, and issues raised by recent government reviews, if any. The Audit Committee reviews auditor independence matters, the firm’s audit strategy for GameStop, terms of the audit engagement, and the firm’s capabilities and communications to the Audit Committee. In February 2023, the Audit Committee reappointed Deloitte as our independent registered public accounting firm for fiscal 2023.

In support of its reappointment of Deloitte as our independent registered public accounting firm, the Audit Committee took the following actions:

Areas of Focus	Actions

Firm qualifications	The Audit Committee reviews Deloitte’s global reach, capability and expertise to perform an audit of a company with the breadth and complexity of our business and our global footprint.

Firm objectivity and independence

The Audit Committee reviews relationships between Deloitte and GameStop that may reasonably be thought to bear on independence and reviews Deloitte’s annual affirmation of independence. Recognizing that independence and objectivity can be impacted by an auditor’s provision of non-audit services, the Audit Committee reviews the nature and amount of non-audit services provided by Deloitte. In order to assure continuing auditor independence, the Audit Committee also considers whether it is appropriate to adopt a policy of rotating the independent registered public accountants on a regular basis. At this time, after reviewing the independence of Deloitte, the Audit Committee does not believe that it is necessary to rotate the independent registered public accountants to assure continuing auditor independence.

Quality of auditing practices and Deloitte’s commitment to quality

The Audit Committee reviews issues raised by the Public Company Accounting Oversight Board (“PCAOB”) in its reports on Deloitte, Deloitte’s internal quality control procedures and results of Deloitte’s most recent quality control review. The Audit Committee also discusses Deloitte’s quality initiatives and steps Deloitte is taking to enhance the quality of its audits with the lead engagement partner and with Deloitte’s senior advisory partner assigned to GameStop.

Performance as auditor

The Audit Committee reviews and discusses Deloitte’s audit strategy and plan, including the overall scope of the audit. The Audit Committee receives periodic updates from the lead engagement partner on the status of the audit and on areas of focus for Deloitte. The Audit Committee annually reviews Deloitte’s performance in the conduct of their work and considers feedback provided by our management regarding Deloitte’s performance.

Performance and qualifications of lead engagement partner

The Audit Committee Chair is directly involved in selecting the lead engagement partner to ensure that the lead engagement partner is appropriately qualified to lead our audit. Throughout the year, the Audit Committee Chair meets one on one with the lead engagement partner to promote a candid and thorough dialogue. The Audit Committee also meets with the lead engagement partner in executive sessions of certain of the Audit Committee’s meetings to discuss the audit and any other relevant matter.

34 | 2023 Proxy Statement

Areas of Focus	Actions

Communications with the Audit Committee	The Audit Committee evaluates the lead engagement partner’s communications with the Audit Committee for thoroughness, candor, clarity and timeliness.

Terms of the engagement and audit fees	The Audit Committee reviews the audit engagement letter and approves fees for audit and non-audit services.

Based on this review, the Audit Committee and the Board believe that retaining Deloitte to serve as our independent registered public accounting firm for fiscal 2023 is in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm

Deloitte, as our independent registered public accounting firm, examines the annual financial statements and provides other permissible non-audit and tax-related services for us. We and the Audit Committee have considered the non-audit services provided by Deloitte and concluded they are compatible with maintaining the independence of Deloitte in our audit and in accordance with the SEC’s rules.

The following table sets forth information regarding fees for professional services rendered by Deloitte in fiscal 2022 and 2021:

	Fiscal Year
	2022	2021
Audit Fees(1)	$5,045,000	$3,823,000
Tax Fees(2)	962,000	2,002,000
Other Fees(3)	15,000	15,000

Total	$6,022,000	$5,840,000

(1)

Audit fees rendered by Deloitte in fiscal 2022 and 2021 include professional services for the audit of our annual financial statements and financial statement schedules, for the audit of our effectiveness of internal control over financial reporting, for reviews of our financial statements included in our quarterly reports on Form 10-Q filed with the SEC, for professional services provided in connection with statutory and regulatory filings and for other consultations concerning financial accounting and reporting standards.

(2)

Tax-related services rendered by Deloitte in fiscal 2022 and 2021 included professional services for domestic and international tax compliance and tax planning and advice. Fees for fiscal 2022 include consultations involving tax considerations related to our NFT marketplace. Fees for fiscal 2021 include professional services related to the optimization of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.

(3)	Other fees rendered by Deloitte in fiscal 2022 and 2021 related to attendance at Deloitte-sponsored training events.

Pre-approval Policies and Procedures

The Audit Committee Charter requires that, among other things, the Audit Committee pre-approve the rendering by our independent registered public accounting firm of all audit and permissible non-audit services. Accordingly, the Audit Committee considers and pre-approves any such audit and permissible non-audit services on a case-by-case basis or through the adoption of preapproval policies and procedures. The Audit Committee approved all of the services provided by Deloitte referred to above.

THE BOARD CONSIDERS DELOITTE TO BE WELL-QUALIFIED AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

2023 Proxy Statement | 35

Audit Committee Matters

Primary Responsibilities and 2022 Actions

The Audit Committee assists the Board in fulfilling its oversight responsibility and reviews the adequacy and integrity of our financial statements, financial reporting process and internal system of accounting controls; the appointment, termination, compensation, retention and oversight of the independent registered public accountants; the scope of the audit performed by the independent registered public accounting firm of our books and records; the internal audit function and plan; our compliance with legal and regulatory requirements; our Code of Business Conduct and Ethics; and, with management and the independent auditor, any related party transactions and approves such transactions, if any.

For fiscal 2022, in fulfillment of its responsibilities, among other things, the Audit Committee:

•	Met with the senior members of our financial management team at each regularly scheduled meeting.

•

Held separate private sessions, during its regularly scheduled meetings, with senior members of our financial management team, with the independent auditors, with representatives of internal audit and on its own, at which candid discussions regarding financial management, accounting, auditing and internal control issues took place.

•

Received periodic updates on management’s process to assess the adequacy of our system of internal control over financial reporting and management’s conclusions on the effectiveness of our internal control over financial reporting.

•

Discussed with the independent auditors our internal control assessment process, management’s assessment with respect thereto and the independent auditors’ evaluation of our system of internal control over financial reporting.

•

Discussed with senior members of our financial management team and the independent auditors matters associated with accounting principles, critical accounting policies and significant accounting judgments and estimates.

•	Reviewed and discussed with management our earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC.

•	Reviewed our internal audit plan and the performance of our internal audit function.

•

Reviewed with senior members of our financial management team, the independent auditors and representatives of internal audit the overall scope and plans for their respective audits, the results of internal and external audits, evaluations by management and the independent auditors of our internal controls over financial reporting and the quality of our financial reporting.

•	Discussed with our counsel legal and regulatory matters that may have a material impact on our financial statements, and compliance policies and programs.

•

Discussed with management guidelines and policies governing the process by which our senior management and our relevant departments, including the internal auditing department, identify, assess and manage our exposure to risk, as well as our major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Participated with representatives of management and of the independent auditors in additional discussions as requested by the Audit Committee on areas of our operations.

Report of the Audit Committee

Roles and Responsibilities

The role of the Audit Committee is to assist the Board in its oversight of our financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls over financial reporting.

Our independent registered public accounting firm, Deloitte, is responsible for auditing our financial statements and its internal control over financial reporting, in accordance with the standards of the PCAOB, and expressing opinions as to the conformity of the financial statements with accounting principles generally accepted in the United States and the effectiveness of internal control over financial reporting. The Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

Required Disclosures and Discussions

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and Deloitte our audited financial statements. The Audit Committee has also discussed with Deloitte the matters required to be discussed by Auditing

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Standard No. 1301, as adopted by the PCAOB, relating to communications with audit committees. In addition, the Audit Committee has received from Deloitte the written disclosures and letter required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence, has discussed with Deloitte their independence from us and our management, and has considered whether Deloitte’s provision of non-audit services to us is compatible with maintaining the firm’s independence.

The Audit Committee discussed with our internal auditors and Deloitte the overall scope and plans for their respective audits. The internal auditors are responsible for preparing an annual audit plan and conducting internal audits under the control of our Head of Internal Audit and Enterprise Risk Management, who is accountable to the Audit Committee. The Audit Committee met with the internal auditors and Deloitte, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. In addition, the Audit Committee met with our Chief Financial Officer and members of our management of finance and accounting to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of our financial statements and the effectiveness of our systems of disclosure controls and procedures and internal control over financial reporting.

Committee Recommends Including the Financial Statements in the Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that our audited consolidated financial statements be included in our 2022 Annual Report to Stockholders and in our Annual Report on Form 10-K for our fiscal year ended January 28, 2023 for filing with the SEC.

Audit Committee:

James (Jim) Grube, Chair

Alain (Alan) Attal

Yang Xu

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company with the SEC. Executive officers, directors and greater than ten-percent stockholders are required to furnish us with copies of all such forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no additional forms were required, we believe that all filing requirements applicable to our executive officers, directors and greater than ten-percent stockholders were complied with for the fiscal year ended January 28, 2023.

Certain Relationships and Related Transactions

The Audit Committee Charter requires the Audit Committee to review with management and the independent registered public accountants and approve all transactions and courses of dealing with parties related to us. This obligation of the Audit Committee is described earlier in this Proxy Statement in the “Election of Directors” section, which states that the Audit Committee is responsible for reviewing and approving related party transactions. Also, as described earlier in this Proxy Statement in the “Election of Directors” section, the Company has adopted a Code of Ethics for Senior Financial and Executive Officers and a Code of Standards, Ethics and Conduct applicable to the Company’s management-level employees. The codes require that all of our employees and directors avoid conflicts of interest, defined as situations where the person’s private interests interfere in any way, or even appear to interfere, with our interests as a whole. In addition, at least annually each director and executive officer completes a detailed questionnaire that inquires about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

It is our policy that any potential conflict of interest transaction with an executive officer or director or any transaction that triggers disclosure under Item 404(a) of Regulation S-K as a result of these inquiries is required to be reviewed and approved or ratified by the Audit Committee. During fiscal 2022, there were no transactions requiring disclosure with, or with an immediate family member of, directors, NEOs or persons who were the beneficial owners of more than 5% of our outstanding shares during the fiscal year.

2023 Proxy Statement | 37

OTHER MATTERS

We do not intend to present any other business for action at the annual meeting and do not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the annual meeting, it is the intention of the persons designated in the proxy to vote thereon in accordance with their best judgment.

Financial and Other Information

We are furnishing our Annual Report for the fiscal year ended January 28, 2023, including consolidated financial statements, together with this Proxy Statement.

Cautionary Statement Regarding Forward Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements related to risks associated with our compensation programs, our future performance, our plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements except as required by law. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K for the fiscal year ended January 28, 2023 filed with the SEC on March 28, 2023.

Proposals Pursuant to Rule 14a-8

Proposals of stockholders pursuant to Rule 14a-8 of the Exchange Act intended to be presented for inclusion in our proxy materials for the annual meeting of stockholders to be held in 2023 must meet the requirements under Rule 14a-8 and be received by the Secretary, at GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, no later than January 3, 2024. However, if the date of the 2023 annual meeting is more than 30 days before or after June 15, 2024, then the deadline for submitting any stockholder proposal for inclusion in the proxy materials relating to such annual meeting will be a reasonable time before we begin to print and mail such proxy materials.

Proxy Access Director Nominees

Under the proxy access provisions of our Bylaws, stockholders are entitled to nominate and include in our proxy materials director nominees, provided that the eligibility and procedural requirements specified in our Bylaws, including advance notice requirements, are satisfied. The notice must be delivered to the Secretary at our principal executive offices, at 625 Westport Parkway, Grapevine, Texas 76051, not less than 120 days nor more than 150 days prior to the first anniversary of the date of our Proxy Statement in connection with the most recent annual meeting of stockholder. As a result, any notice given by a stockholder pursuant to the proxy access provisions of our Bylaws with respect to the 2024 annual meeting must be received no earlier than the close of business on December 4, 2023, and no later than the close of business on January 3, 2024. However, in the event that the date of the 2024 annual meeting is more than 30 days before June 15, 2024 or more than 60 days after June 15, 2024, then the notice, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the date of the 2024 annual meeting and not later than the close of business on the later of (x) the 90th day prior to the date of the 2024 annual meeting or (y) the 10th day following the day of the first public announcement of the date of the 2024 annual meeting.

The complete requirements for submitting a nominee for inclusion in our proxy materials are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above or on our website at http://investor.gamestop.com/corporate-governance.

Other Proposals and Nominees

Any stockholder who wishes to propose any business to be considered by the stockholders at the 2024 annual meeting or who wants to nominate a person for election to the Board at that meeting, other than (i) a proposal for inclusion in the Proxy Statement pursuant to Rule 14a-8 or (ii) pursuant to the proxy access Bylaw provisions, in each case as described above, must provide a written notice that sets forth the specified information described in our Bylaws concerning the proposed business or nominee. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of our immediately preceding annual meeting, which, with respect to the 2024 annual meeting, would be no earlier than the close of business on February 16, 2024 and no later than the close of business on

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March 17, 2024. However, in the event that the date of the 2024 annual meeting is more than 25 days before or after June 15, 2024, then the notice, to be timely, must be delivered not later than the close of business on the tenth day following the date on which the notice of the date of the meeting is mailed or publicly announced. In addition to the requirements contained in our Bylaws, to comply with the universal proxy rules (when effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 16, 2024 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).

STOCKHOLDERS ARE URGED TO SUBMIT THEIR BLUE PROXY CARDS WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By Order of the Board of Directors

Matt Furlong

Chief Executive Officer

May 2, 2023

2023 Proxy Statement | 39

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + + Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. AUTHORIZED SIGNATURES — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW. 1UPX 2. Provide an advisory, non-binding vote on the compensation of our named executive officers. 3. Provide an advisory, non-binding vote on the frequency of advisory votes on the compensation of our named executive officers. For Against Abstain THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED: 4. Ratify our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 3, 2024. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2, FOR 1 YEAR ON PROPOSAL 3, AND FOR PROPOSAL 4: 5. Transact such other business, if any, as may properly come before the annual meeting and at any postponement or adjournment of the annual meeting. SCAN the QR code or visit www.investorvote.com/GME to vote your shares CALL 1-800-652-VOTE (8683) within the USA, US territories and Canada POWER TO THE PLAYERS The meeting will be held on June 15, 2023 at 10:00 a.m. (Central Time). All votes must be received by the end of the meeting. 2023 ANNUAL MEETING — PROXY CARD Attend the meeting on June 15, 2023 at 10:00 a.m. (Central Time), virtually at www.cesonlineservices.com/gme23_vm. 01 - Matthew Furlong 02 - Alain (Alan) Attal 1. Elect six directors, each to serve as a member of the Board of Directors until the next annual meeting of stockholders and until such director’s successor is elected and qualified. For Against Abstain For Against Abstain 03 - Lawrence (Larry) Cheng For Against Abstain 04 - Ryan Cohen 05 - James (Jim) Grube 06 - Yang Xu 2 YRS 3 YRS Abstain 1 YR 03T96E For Against Abstain ALGPHJFOGKANHAPMPBOKDDLLLLDLLL9800 COYMTG MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C1234567890 C123456789 ADAM SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000001 [mastercode line] J N T 1234 5678 9012 345 000000000.000000 ext 000000000.000000 ext

ATTEND the meeting on June 15, 2023 at 10:00 a.m. (Central Time). POWER TO THE PLAYERS Have a voice Stay informed Keep your account active SAVE TIME AND PAPER Choose to receive future proxy materials electronically when you vote online at www.investorvote.com/gme. To access the virtual meeting, you must have the login details in the white circle located on the reverse side. ?? IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ?? + 2023 ANNUAL MEETING — PROXY CARD PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING — JUNE 15, 2023 Matthew Furlong and Mark H. Robinson, or either of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of GameStop Corp. to be held on June 15, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposal 2, FOR 1 YEAR on Proposal 3, and FOR Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) NON-VOTING ITEMS Change of Address — Please print new address below. Comments — Please print your comments below. +